Exhibit 10.1

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
POLAR SEMICONDUCTOR, LP

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of Polar Semiconductor, LP, a Delaware limited partnership (the “Partnership”), is dated September 20, 2024 (the “Effective Date”), by and among the Partnership, Polar Semiconductor GP I, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), PS Investment Aggregator, LP, a Delaware limited partnership (“PS Investor” or the “PS Investor Partner”), Allegro Microsystems, Inc., a Delaware corporation (“Allegro” or the “Allegro Partner”), Sanken Electric Co., Ltd., a Japanese corporation (“Sanken” or the “Sanken Partner”), and each of the other Persons that are Limited Partners and party hereto from time to time. This Agreement amends and restates the Current Agreement and supersedes it and any other prior version of this Agreement and all amendments hereto. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Section 8(a)(iv) and Section 25(a).

RECITALS:

WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on August 6, 2024 (the “Certificate”);

WHEREAS, the Partnership is currently governed by that certain Limited Partnership Agreement, dated August 6, 2024 (the “Current Agreement”);

WHEREAS, as of the date hereof, Sanken and Allegro collectively own all of the issued and outstanding Units (as defined in the Current Agreement) of Polar Semiconductor, LLC, a Delaware limited liability company (“Polar OpCo”);

WHEREAS, Polar OpCo, the PS Investor Partner, the Sanken Partner and the Allegro Partner have entered into that certain Sale and Subscription Agreement, dated as of April 25, 2024 (the “Subscription Agreement”), pursuant to which, among other things, the PS Investor Partner has agreed to purchase equity interests in the Polar OpCo;

WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, each of Sanken and Allegro (and their respective Affiliates, as applicable) have entered into that certain Recapitalization Agreement, dated as of the date hereof, (the “Recapitalization Agreement”), pursuant to which, among other things, Polar OpCo will issue new Polar OpCo equity interests to each of Sanken and Allegro in exchange for the discharge and satisfaction in full of all outstanding liabilities, obligations and indebtedness under certain loan agreements between Polar OpCo, as borrower, and each of Sanken and Allegro, as lender;

WHEREAS, immediately following the consummation of the transactions contemplated by the Subscription Agreement, PS Investor, Sanken and Allegro (and their respective Affiliates, as applicable) consummated the Reorganization Transactions (as defined in the Subscription Agreement), pursuant to which, among other things, PS Investor, Sanken and Allegro each contributed their respective equity interests in Polar OpCo to the Partnership in exchange for the Partnership’s issuance of equity interests therein;

WHEREAS, on or around the date hereof, Polar OpCo, the United States Department of Commerce (the “Department”) and, for the limited purposes therein, the PS Investor are entering into that certain Direct Funding Agreement (the “DFA”) and Polar Opco and the State of Minnesota, acting through its Department of Employment and Economic Development (the “State”) are entering into the Grant Contract Agreement and Loan Agreement (#MFFP-24-0001-H-FY24) (the “MFF Grant”, together with the DFA, the “Government Incentive Agreements”), pursuant to which Polar Opco is agreeing to be bound by certain restrictive covenants; and

WHEREAS, the Partners desire to amend and restate the Current Agreement to effect the admission of PS Investor, Sanken and Allegro as Limited Partners and to otherwise reflect the rights and obligations of the Partners, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Continuation. The Partnership was organized as a Delaware limited partnership pursuant to the filing of the Certificate. The Limited Partners hereby agree to continue the Partnership as a limited partnership in accordance with this Agreement and in accordance with the Revised Uniform Limited Partnership Act of the State of Delaware (the “Act”), and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The rights and obligations of the Limited Partners (in their capacity as members of the Partnership) and the administration and termination of the Partnership will be governed by this Agreement and the Act. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non‑mandatory provisions of the Act, the terms and conditions contained in this Agreement will govern.
2.
Name; Purpose; Term. The name of the Partnership shall be “Polar Semiconductor, LP”, or such other name as shall be determined by the General Partner from time to time. The purpose and business of the Partnership is to engage in any lawful business or activity. The term of the Partnership shall continue perpetually until terminated pursuant to the terms of this Agreement.
3.
Principal Place of Business; Registered Agent and Office. The Partnership’s principal office shall be located at such place as the General Partner shall from time to time designate, within or outside the State of Delaware. The Partnership may conduct business at such additional places as the General Partner shall deem advisable. The registered agent of the Partnership and the registered office of the Partnership shall be as set forth in the Certificate, or such other agent or place as may hereafter be designated by the General Partner from time to time as provided by law.
4.
Books and Records, Reports and Accounting.
(a)
Books and Records; Financial Reports. The Partnership shall maintain all books of account necessary to prepare financial statements and tax returns. All books of account shall be maintained at the offices of the Partnership and shall be open for inspection by any Limited Partner at any reasonable time.
(b)
Fiscal Year. The fiscal year of the Partnership shall commence on the calendar day immediately following the last Friday of March and end on the last Friday of March of each year or such other dates as the General Partner may select in its discretion from time to time. All accounting and financial statements of the Partnership shall be prepared in a manner consistent with the Partnership’s fiscal year.

5.
Capital Contributions; Partnership Interests.
(a)
Capital Contributions. As of the date hereof, each Limited Partner has made, or has been deemed to have made (including by virtue of recapitalization(s) and/or equity transfer(s), as applicable), a Capital Contribution to the Partnership, as reflected in the books and records of the Partnership, and in consideration therefor has been issued the Units (as defined below) set forth on Schedule 1 hereto. Except as may be contemplated in written and executed legally binding documentation between the Partnership and the specific Limited Partner, no Limited Partner shall have any obligation to make additional Capital Contributions to the Partnership or be obligated to lend money to the Partnership.
(b)
Partnership Interests.
(i)
The limited partnership interests of the Partnership, as defined in the Act (“Partnership Interests”), shall be represented by common units (the “Common Units”) and incentive units to be issued to Service Providers other than Paul C. Schorr and Jay Park (“Incentive Units”, and together with the Common Units, the “Units”) and such other interests as the General Partner may authorize and issue from time to time in accordance with this Agreement and the Act provided that, the Partnership shall not, in the aggregate, issue Incentive Units to non-employee Service Providers serving as managers on the board of managers of the General Partner representing more than three and a half percent (3.5%) of all outstanding Units issued by the Partnership. The Units shall entitle the holder thereof to the share of distributions as more particularly set forth in this Agreement, and shall have the rights, powers and obligations more particularly set forth in this Agreement. The number of Common Units and Incentive Units held by the Limited Partners, and their percentage holdings of such Units (the “Unit Percentages”) as of the date hereof, are set forth on Schedule 1 hereto, as the same may be amended from time to time by the General Partner. In the event of any change with respect to the information stated on Schedule 1, the General Partner shall promptly cause (A) Schedule 1 to be amended to reflect such change, and (B) a copy of the revised Schedule 1 to be provided to each Limited Partner upon request; provided, that the failure of the General Partner to cause Schedule 1 to be amended or to cause a revised copy of Schedule 1 to be provided to the Limited Partners shall not prevent the effectiveness of, or otherwise affect the underlying adjustments that would be reflected in, such an amendment; provided, further, that the General Partner may, in its sole discretion, in lieu of providing any Management Holder with a complete version of Schedule 1, elect to provide such Management Holder with a redacted or partial version of Schedule 1 containing only such information as the General Partner deems appropriate under the circumstances (except that any such redacted or partial version of Schedule 1 shall indicate the amount of such Management Holder’s Units, if any, and Unit Percentage, as applicable).
(ii)
Each Incentive Unit awarded pursuant to the terms of this Agreement is intended to be treated as a “profits interest” for U.S. federal income tax purposes within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law) and all provisions of this Agreement shall be applied and interpreted consistently with such intent. Accordingly, unless otherwise determined by the General Partner, the Incentive Units are interests solely in profits created following the date of issuance, and the Capital Accounts associated therewith at the time of their issuance shall be equal to zero dollars ($0.00). All parties hereto hereby consent to the General Partner taking all actions, including amending this Agreement or limiting distributions to any applicable Limited Partner with respect to any Incentive Units to the extent necessary or appropriate to comply with any safe harbor finalized by the United States Department of the Treasury or the Internal Revenue Service relating to the tax treatment of a transfer of equity interests for services (including, without limitation, any safe harbor finalized as successor to the proposed safe harbor described in IRS Notice 2005-43) and to cause the Incentive Units to be treated as profits interests for all U.S. federal income tax purposes. Upon the issuance of any Incentive Units, the General Partner shall specify the “Participation Threshold” applicable to such Incentive Units, which shall initially be equal to or greater than the amount that would be distributed with respect to all other Partners in a hypothetical transaction in which the Partnership sold all of its assets for Fair Market Value and distributed the proceeds therefrom in liquidation of the Partnership pursuant to Section 8(a) (as determined immediately prior to the issuance of such Incentive Unit). Without limitation of the foregoing, the Participation Threshold applicable to any Incentive Units issued by the Partnership intended to be treated as “profits interests” for U.S. Federal income tax purposes shall be not less than the amount determined by the General Partner to be necessary to cause such Incentive Units to constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-27 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law). In addition, any Participation Threshold may be adjusted, as determined by the General Partner, to take into account any Partnership Interest split, a reverse Partnership Interest split, subsequent Capital Contributions or amounts paid in redemption of all or a portion of any Partnership Interest or otherwise to ensure that the Incentive Units qualify as “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law).
(iii)
Each holder of Incentive Units will cause a timely and effective election under Section 83(b) of the Code to be made with respect to such Incentive Units within thirty (30) days of the date of grant of such Incentive Units, and will promptly provide evidence to the Partnership of the filing of such election. The Partnership shall treat such Incentive Units as outstanding for tax purposes if a timely election is made pursuant to Section 83(b) of the Code and shall file all tax returns and reports consistently with the foregoing, except as otherwise required by law.
(iv)
This Section 5(b) and the Incentive Units (together with the applicable award agreements) are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act (and any analogous basis under any applicable state securities laws) and the issuance of Incentive Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 (and any analogous basis under any applicable state securities laws); provided, however, that the foregoing shall not restrict or limit the Partnership’s ability to issue any Incentive Units pursuant to any other exemption from registration under the Securities Act (or any state securities laws) available to the Partnership.
(v)
Subject to the terms of this Agreement, the General Partner may from time to time issue Incentive Units to Service Providers, whether in connection with an investment by such Person or otherwise upon terms, conditions, vesting rights and consideration, if any, as the General Partner deems appropriate. Each issuance of Incentive Units hereunder shall be subject to the terms and conditions of this Agreement and an award agreement containing such vesting, forfeiture and other terms, conditions and limitations as may be determined in the sole discretion of the General Partner. Neither this Agreement nor any such award agreement shall confer upon any employee or other Service Provider to the Partnership or any subsidiary of the Partnership, or other Person, any right with respect to the continuation of service with the Partnership or any Affiliate thereof, nor shall it interfere in any way with the right of the Partnership or any Affiliate thereof to terminate such Person’s service at any time. Awards and payments in respect of such awards shall not constitute compensation for purposes of computing benefits or contributions under any retirement plan of the Partnership or any of its Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.
(vi)
Except as expressly set forth herein or as expressly required by applicable law, the Units shall have no voting, consent, approval or similar rights under this Agreement.
(c)
No Third Party Beneficiary. Any Affiliated Institution shall be an express third party beneficiary to this Agreement solely for the purposes of Section 12(c) with the ability to enforce its rights provided in Section 12(c) as if a party hereto. Except as provided by the preceding sentence, no creditor or other third party having dealings with the Partnership shall have the right to cause any Limited Partner to make a capital contribution to the Partnership or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Limited Partners herein set forth to make capital contributions to the Partnership, if any, shall be deemed an asset of the Partnership for any purpose by any creditor or other third party nor may such rights or obligations be sold, transferred or assigned by the Partnership and such rights and obligations may not be pledged or encumbered to secure any debt or other obligation of the Partnership or of any of the Limited Partners.
(d)
Participation Rights.
(i)
If the Partnership or any of its subsidiaries issues or sells or authorizes the issuance or sale of any New Securities (as defined below), each Limited Partner that owns at least ten percent (10%) of the Partnership Interests (a “Qualifying Limited Partner”) shall have the right to purchase a portion of such New Securities equal to the quotient determined by dividing (x) the number of Common Units and vested Incentive Units held by such Limited Partner, by (y) the aggregate number of Common Units and vested Incentive Units outstanding at such time, in each case determined before giving effect to the issuance of New Securities (each, a “Proportionate Share”). Each Qualifying Limited Partner may syndicate or transfer any or all of its right to purchase its Proportionate Share to its Permitted Transferees. For purposes of this Agreement, “New Securities” means any Partnership Interests of the Partnership (including any Common Units), whether now or hereafter authorized, any rights, options or warrants to purchase such Partnership Interests, and any securities of any type whatsoever (including debt securities) that are, or may become, convertible into or exchangeable or exercisable for Partnership Interests of the Partnership (collectively “Equity Securities”), provided, however, that “New Securities” shall not include any of the following: (A) issuances of any Equity Securities to Service Providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the General Partner; (B) the issuance of Equity Securities in an initial public offering; (C) the issuance of Equity Securities to a third party that is not a Limited Partner or an Affiliate thereof for non‑cash consideration pursuant to a merger, consolidation, acquisition, joint venture, strategic partnership, or similar business combination approved in accordance with this Agreement and which are dilutive to all Limited Partners in the same manner; (D) the issuance of Equity Securities to any wholly owned subsidiary of the Partnership, (E) the issuance of Equity Securities to unaffiliated third-party lenders as a bona fide “equity kicker” in connection with the incurrence of indebtedness incurred in accordance with the terms hereof, (F) the issuance of Equity Securities as consideration in connection with any Sale of the Partnership effected in accordance with the terms hereof, (G) the issuance of Equity Securities upon the exercise, conversion or exchange of any Equity Securities exercisable for, convertible into or exchangeable for Equity Securities that are issued in compliance with the provisions of this Agreement (including this Section 5(d)); (H) the issuance of Equity Securities in connection with any equity split, dividend, substitution, replacement, reclassification, in‑kind equity distribution or other similar recapitalization; and (I) the issuance to any new Limited Partners in connection with such new Limited Partner’s entrance into a bona fide commercial agreement approved by the General Partner with the Partnership or any of its subsidiaries. In the event that the Partnership proposes to undertake an issuance of New Securities, it shall give to each Qualifying Limited Partner a written notice of its intention to issue New Securities (the “Participation Rights Notice”), describing the type of New Securities and the price and the general terms upon which the Partnership proposes to issue such New Securities. Each Qualifying Limited Partner shall have ten (10) days from the receipt of such Participation Rights Notice to agree in writing to purchase up to such Qualifying Limited Partner’s Proportionate Share of such New Securities for the price and upon the general terms specified in the Participation Rights Notice by giving written notice to the Partnership and stating therein the quantity of New Securities to be purchased by such Qualifying Limited Partner. If one or more Qualifying Participation Partners do not elect to purchase their respective Proportionate Share of such New Securities, then the electing Qualifying Limited Partners may purchase such unallocated New Securities on a pro rata basis, based upon the relative Proportionate Share of each of the electing Qualifying Limited Partners. In the event that the Qualifying Limited Partners fail to exercise in full the participation right within such ten (10) day period, then the Partnership shall have ninety (90) days thereafter to sell the New Securities with respect to which the Qualifying Limited Partners’ participation rights hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Partnership’s Participation Rights Notice to the Qualifying Limited Partners. In the event that the Partnership has not issued and sold the New Securities within such ninety (90) day period, then the Partnership shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Qualifying Limited Partners pursuant to this Section 5(d).
(ii)
Nothing in this Section 5(d) shall be deemed to prevent any Limited Partner or one or more of its Affiliates (each, a “Purchasing Holder”) from purchasing for cash any New Securities without the Partnership first complying with the provisions of this Section 5(d); provided, that, in connection with such purchase, (A) the General Partner has determined in good faith that the delay caused by compliance with the provisions of this Section 5(d) in connection with such investment would be reasonably likely to be detrimental to or otherwise disadvantage the Partnership; (B) the Partnership gives prompt notice (and in no event later than five (5) business days following the issuance of such New Securities) to the other Qualifying Limited Partners, which notice shall describe in reasonable detail the New Securities purchased by the Purchasing Holders, the purchase price thereof and other principal terms thereof and (C) the Purchasing Holders and the Partnership take all steps necessary to enable the other Qualifying Limited Partners to effectively exercise their respective rights under this Section 5(d) with respect to such Qualifying Limited Partner’s Proportionate Share (calculated prior to the purchase of the New Securities by the Purchasing Holder) of the New Securities on the same terms as issued to the Purchasing Holders as promptly as reasonably practicable, but not more than thirty (30) days after such purchase by the Purchasing Holders, on the terms specified in this Section 5(d).
(iii)
Each Qualifying Limited Partner’s rights pursuant to this Section 5(d) shall terminate upon the first to occur of (A) a Sale of the Partnership, (B) a recapitalization or other restructuring effected in respect of an anticipated Public Offering pursuant Section 15(e)(iii), or (C) immediately prior to the effectiveness of a registration statement in connection with a Public Offering.
(iv)
Notwithstanding anything to the contrary contained herein, a Limited Partner will not be a Qualifying Limited Partner and will have no rights under this Section 5(d) or Section 15(f) if the General Partner determines that exercising such rights pursuant to this Section

5(d) or Section 15(f) would cause the Polar Opco or the Partnership to violate any provisions under any of the Government Incentive Agreements.
6.
Representations by Limited Partners. Each Limited Partner hereby represents, warrants, agrees and acknowledges to the Partnership, severally and not jointly and only as to itself, as of the date hereof (or, if applicable, the date such Limited Partner becomes a party hereto), that:
(a)
(i) it has read and fully understands this Agreement, (ii) information related to the Partnership has been made available to it, (iii) it understands and has evaluated the risks associated with acquiring its Partnership Interest (including any tax consequences of owning a Partnership Interest), (iv) it has been given an opportunity to ask questions of, and receive answers from, the Partnership and its representatives concerning the matters pertaining to the acquisition of its Partnership Interest and has been given the opportunity to review such additional information as was necessary to evaluate the merits and risks of acquiring its Partnership Interest, (v) it understands that the interests in the Partnership have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with in full, (vi) it is an “accredited investor” as defined in the Securities Act, (vii) it is able to bear the economic and financial risk of an investment in the Partnership for an indefinite period of time, and (viii) it is acquiring its Partnership Interest as a Limited Partner for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and agrees that it will not Transfer all or any part of its Partnership Interest, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any Person or Persons whomsoever all or any part of its Partnership Interest, in any manner that would violate this Agreement or violate applicable federal, state or foreign securities laws;
(b)
if a legal entity and not an individual, it is a corporation, limited liability company, partnership, trust, or other legal entity, as applicable, duly organized or formed and validly existing and in good standing under the laws of the jurisdiction of its organization or formation; it has all requisite corporate, limited liability company, partnership, trust, or other entity power and authority to enter into this Agreement, to acquire and hold its Partnership Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, limited liability company, partnership, trust, or other entity action, as applicable;
(c)
its execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it or any of its Affiliates is a party or by which it or any of its Affiliates is bound or to which any of its or any of its Affiliate’s property or assets are subject, conflict with or violate any of the provisions of its or any of its Affiliate’s organizational documents, or violate any law or statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, that would adversely affect the performance of its or any of its Affiliate’s obligations hereunder; and such Limited Partner has obtained any consent, approval, authorization or order of any Person, court or governmental agency or body required for the execution, delivery and performance by such Limited Partner of its obligations hereunder; provided that, solely for purposes of this representation, the term “Affiliate” as it is used with respect to the Sanken Partner shall exclude the Allegro Partner, the PS Investor Partner, the Partnership, and its subsidiaries, the term “Affiliate” as it is used with respect to the Allegro Partner shall exclude the Sanken Partner, the PS Investor Partner, the Partnership, and its subsidiaries and the term “Affiliate” as it is used with respect to the PS Investor Partner shall exclude the Allegro Partner, the Sanken Partner, the Partnership, and its subsidiaries;

(d)
there is no action, suit or proceeding pending against such Limited Partner or, to its knowledge, threatened in writing against such Limited Partner in any court or by or before any other governmental agency or instrumentality that would prohibit its entering into, or that would reasonably be expected to materially and adversely affect its ability to perform its obligations under, this Agreement; and
(e)
this Agreement is a binding agreement on the part of such Limited Partner enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights and general principles of equity.
7.
Allocations. Net Income or Net Loss (or items thereof) for any taxable year or portion thereof shall be allocated among the Capital Accounts and the Limited Partners in accordance with this Section 7. The General Partner is authorized to make such changes to the manner in which allocations are made as it deems necessary or appropriate in its discretion so that such allocations have substantial economic effect within the meaning of Section 1.704-1(b)(2) of the Regulations or are in accordance with the Partners’ interests in the Partnership within the meaning of Section 1.704-1(b)(3) of the Regulations, or are otherwise in accordance with the requirements of the Code and the Regulations.
(a)
Allocations of Profits and Losses. Subject to the other provisions of this Section 7, when the Net Income or Net Loss of the Partnership is determined, it shall be credited and charged to each Limited Partner’s Capital Account as follows:
(i)
The Net Income and Net Loss of the Partnership and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for each taxable period shall be allocated among the Limited Partners in a manner such that the Adjusted Capital Account of each Partner immediately after such allocation is as nearly as possible, equal (proportionately) to the distributions that would be made to such Partner pursuant to Section 8(a), taking into account Section 8(c), if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Adjusted Asset Value, all Partnership liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Adjusted Asset Value of the asset securing such liability), and the net assets of the Partnership were distributed in accordance with Section 8(a), taking into account Section 8(c), to the Partners immediately after making such allocation; provided, however, that unless otherwise determined by the General Partner, allocations pursuant to this Section 7 with respect to unvested Incentive Units shall be made as if all vesting conditions that will be satisfied by the passage of time were (solely for purposes of making such allocations) hypothetically treated as if they had been satisfied. For the avoidance of doubt, the Partnership and the Partners intend that the economic entitlements of the Common Units will not result in any “guaranteed payment,” “capital shift” or other similar amount for applicable tax purposes for the holders of the Common Units, and the Partnership and the Partners shall report in a manner consistent with such intent to the greatest extent permitted by applicable law.
(ii)
Notwithstanding anything to the contrary in this Section 7, the amount of items of Partnership expense and loss allocated pursuant to this Section 7(a) to any Partner shall not exceed the maximum amount of such items that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any taxable period, unless each Partner would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 7(a)(ii) shall be allocated first, to each Partner who would not have an Adjusted Capital Account Deficit, pro rata, in proportion to their Adjusted Capital Account balances until no Partner would be entitled to any further allocation, and thereafter, to all holders of Units, pro rata.

Prior to application of the foregoing provisions, deductions arising from taxes and other items incurred by the Partnership which items are attributable to certain Partners (rather than the Partnership or the Partners generally), may, in the discretion of the General Partner, be specially allocated to such Partners.

(b)
Regulatory Allocations. Notwithstanding any provisions of this Agreement to the contrary, the following special allocations (the “Regulatory Allocations”) shall be made with respect to the Partnership in the following order:
(i)
Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any fiscal year with respect to the Partnership (except as a result of the conversion or refinancing of any Nonrecourse Liabilities, certain capital contributions, or a revaluation of Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2), or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to its share of such net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This Section 7(b)(i) is intended to comply with the minimum gain chargeback requirement in said sections of the Regulations and shall be interpreted consistently therewith.
(ii)
Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain of the Partnership during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to its share of such net decrease in Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulation Sections 1.704-2(i)(4) and (j)(2). This Section 7(b)(ii) is intended to comply with the minimum gain chargeback requirement with respect to partner nonrecourse debt contained in said sections of the Regulations and shall be interpreted consistently therewith.
(iii)
Qualified Income Offset. If a Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) with respect to the Partnership and it has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 7(b)(iii) is intended to constitute a “qualified income offset” under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(iv)
Nonrecourse Deductions. Nonrecourse Deductions of the Partnership for any fiscal year or portion thereof shall be allocated to the Partners in accordance with their respective Unit Percentage in a manner consistent with Regulations Sections 1.704-2(b) and 1.704-2(c).
(v)
Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to the Partnership shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., Partner nonrecourse debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Sections 1.704-2(b)(4) and (i)(1)).
(vi)
Section 754 Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 732, 734 or 743 of the Code is required to be taken into account in determining Capital Accounts with respect to the Partnership pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of Partnership gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to said Regulation Section.
(c)
Curative Allocations. The Regulatory Allocations are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i) and shall be taken into account in allocating other items of income, gain, loss, and deduction of a Partnership among its Partners so that, to the extent possible, the cumulative net amount of such allocations of other items and the Regulatory Allocations to each such Partner shall be equal to the net amount that would have been allocated under this Agreement to each of them if the Regulatory Allocations had not occurred. This Section 7(c) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of Section 1.704-1(b) and Section 1.704-2 of the Regulations and shall be interpreted in a manner consistent therewith.
(d)
Tax Allocations.
(i)
Generally. Subject to Section 7(d)(ii) and except as otherwise provided in this Agreement, items of the Partnership’s income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, “Tax Items”) shall be allocated among the Partners on the same basis as the respective book items.
(ii)
Allocations Respecting Section 704(c). Notwithstanding Section 7(d)(i), Tax Items with respect to property of the Partnership that is subject to Code Section 704(c) and/or Regulation Section 1.704-3 shall, to the extent so required, be allocated to the Partners in accordance with those provisions in a manner determined by the General Partner.
(e)
In-Kind Distributions. Any non-cash property that is distributed in kind to one or more of the Partners (a) shall be deemed to have been sold for cash equal to its Fair Market Value (net of any liabilities secured by such property or to which such property is subject), (b) the unrealized gain or loss inherent in such property shall be treated as recognized gain or loss for purposes of determining Net Income and Net Loss of the Partnership and (c) such gain or loss shall be allocated to the Partners’ respective Capital Accounts in accordance with this Agreement for such fiscal year.
(f)
For the avoidance of doubt, for so long as the General Partner does not hold an economic interest in the Partnership, unless otherwise required by law, it is intended that the General Partner will not receive allocations of Net Income, Net Loss or items thereof (including any corresponding allocations of taxable income or loss), and that the General Partner will not receive a Schedule K-1 from the Partnership.
8.
Distributions.
(a)
Distributions. Distributions of cash or other assets of the Partnership may be effected to the Limited Partners from time to time at the discretion of the General Partner. The assets and amounts available for any such approved distribution to the Limited Partners shall be determined by General Partner, taking into account the amounts required to establish and fund reasonable reserves for future costs and contingent liabilities and to provide for the future needs of the business of the Partnership. Except as otherwise expressly provided in this Agreement, and subject in all cases to the discretion of the General Partner, all distributions shall be distributed to the Limited Partners as follows, subject to the limitations contained herein:

(i)
first, to the holders of Common Units, in proportion to and to the extent of the Common Unit Unpaid Yield on the Common Units owned by each such holder as of the time of the applicable distribution, an amount equal to the aggregate Common Unit Unpaid Yield until the aggregate Common Unit Unpaid Yield as of the time of such distribution has been paid in full;
(ii)
second, to the holders of Common Units, pro rata in accordance with their respective number of Common Units, an amount equal to the aggregate Capital Contributions made by such holders until the aggregate Capital Contributions of such holders as of the time of such distribution have been repaid in full; and
(iii)
thereafter, the Step Three Common Unit Participation Percentage to the Limited Partners holding Common Units, pro rata in accordance with their respective numbers of Common Units, and the Step Three Incentive Unit Participation Percentage to the Limited Partners holding vested Incentive Units (in accordance with such Limited Partners’ applicable award agreements), pro rata in accordance their respective numbers of vested Incentive Units.
(iv)
For purposes hereof:

“Common Unit Unpaid Yield” means, with respect to each Common Unit, as of any date, an amount equal to the excess, if any, of (A) the aggregate Common Unit Yield accrued on such Common Unit for all periods prior to such date (including partial periods), over (B) the aggregate amount of all distributions made by the Partnership in respect of such Common Unit pursuant to this Section 8.

“Common Unit Yield” means, with respect to each Common Unit, the amount accruing on a daily basis, bearing interest at eight percent (8%) per annum, compounded annually, on (A) the Unreturned Capital of such Common Unit (if any) plus (B) the Common Unit Unpaid Yield thereon (if any). In calculating the amount of any distribution to be made during a period pursuant to this Section 8, the portion of the Common Unit Yield with respect to each Common Unit for the portion of the calendar-quarter period elapsing before such distribution is made shall be taken into account in determining the amount of such distribution.

“Step Three Common Unit Participation Percentage” shall mean one hundred percent (100%) minus the Step Three Incentive Unit Participation Percentage.

“Step Three Incentive Unit Participation Percentage” shall mean a percentage equal to the product of (A) ten percent (10%) and (B) that fraction, having a numerator equal to the number of vested Incentive Units, and a denominator equal to the aggregate number of Incentive Units available for issuance pursuant to Section 5(b)(i).

“Unreturned Capital” means, as of any date, an amount equal to the excess, if any, of (A) the aggregate Capital Contributions made or deemed to be made by holders of Common Units prior to such date, over (B) the aggregate amount of all distributions made by the Partnership in respect of such Common Unit pursuant to Section 8(a)(ii).

(b)
Participation Thresholds. Notwithstanding anything to the contrary in this Section 8, no distribution (other than tax distributions pursuant to Section 8(c)) shall be made in respect of any Incentive Units with a Participation Threshold greater than zero (“Positive Participation Threshold

Interest”) until the aggregate distributions made to all Limited Partners pursuant to Section 8(a) after the date of issuance of such Incentive Units equals the Participation Threshold applicable to such Incentive Units, and then each Management Holder shall only be entitled to receive, with respect to such Positive Participation Threshold Interest, distributions made after such time and priority. An amount equal to the amount of any reduction in distributions resulting from the application of the foregoing sentence (i.e., the incremental amount that would otherwise have been distributed in respect of such Incentive Units) shall be distributed pursuant to Section 8(a), subject to the provisions of this Section 8(b). The General Partner may determine to amend this Agreement in accordance with Section 25(i) in order to make such changes to this Agreement as the General Partner determines are necessary to reflect the principles set forth in this Section 8(b). For the avoidance of doubt, there shall be no “catch-up” distributions made to any Management Holder holding an Incentive Unit of the amount such Management Holder otherwise would have received (i) had there been no Participation Threshold applicable to such Incentive Unit or (ii) had tax distributions made pursuant to Section 8(c) been included in determining whether such Participation Threshold had been met.
(c)
Tax Distributions. The General Partner may, with respect to any particular calendar quarter, cause the Partnership to pay cash distributions to the Partners, in amounts that are intended to enable the Partners to pay their U.S. income taxes (if any) in respect of allocations made to the Partners by the Partnership in proportion to their respective tax liabilities for such calendar quarter up to the amounts necessary to cover each of their respective presumed tax liabilities for such calendar quarter (as calculated pursuant to this Section 8(c)) either during such calendar quarter or within 10 business days following the close thereof (and to the extent necessary, with respect to the final calendar quarter of any calendar year, within 10 business days following the Partnership’s providing Partners with an IRS Schedule K-1 in respect of such calendar year). Each Partner’s presumed tax liabilities for a particular calendar quarter will be equal to the excess, if any, of: (i)(A) the net taxable income (if any) allocated or allocable to such Partner pursuant to the terms of this Agreement, for U.S. federal income tax purposes, by the Partnership as reported or reportable on Schedule K-1 to the Partnership’s IRS Form 1065 (or with respect to any distributions made pursuant to this Section 8(c) made with respect to any calendar quarter other than the final calendar quarter of any calendar year, such net taxable income, as reasonably estimated by the General Partner in good faith), multiplied by (B) the Tax Rate for such calendar year; minus (ii) the aggregate other distributions made by the Partnership to such Partner pursuant to this Section 8 (and, with respect to clauses (i)(A) and (ii), taking into account cumulative allocations of income and cumulative distributions for such calendar year). Net taxable income, for purposes of this Section 8(c), will, with respect to any calendar quarter, take into account any Partnership items of deductible loss or expense with respect to such calendar quarter. Any distributions to a Partner pursuant to this Section 8(c) shall be treated as advances of other distributions that the Partnership would otherwise subsequently make to such Partner and, accordingly, shall reduce and be offset against any future distributions to such Partner pursuant to Section 8(a) or otherwise.
(d)
Offset. Whenever the Partnership is to pay any sum to any Limited Partner, any amounts that such Limited Partner owes to the Partnership may be deducted from that sum before payment (x) if such Limited Partner has (i) admitted in writing its inability to pay its debts generally as they become due, (ii) made an assignment for the benefit of its creditors, (iii) consented to the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its property, (iv) filed a petition under bankruptcy or other laws for the relief of debtors, or (v) had a petition or other request for relief filed against it or its properties seeking an arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debts and such request for relief (A) remains in effect for 60 or more days or (B) is approved by a final nonappealable order of a court of competent jurisdiction or (y) as provided in Section 12(b).

9.
Management; Officers.
(a)
Action of Limited Partners.
(i)
Generally. The Limited Partners shall solely have the power to exercise the rights or powers granted to the Limited Partners pursuant to the express terms of this Agreement, and no other powers (whether in respect of their Partnership Interests or otherwise). The approval or consent of the Limited Partners shall not be required in order to authorize the taking of any action by the Partnership and the Limited Partners shall have no right to reject, overturn, override, veto or otherwise approve or pass judgment upon any action taken by the General Partner or an authorized officer of the Partnership acting within the scope of authority granted by the General Partner, unless and then only to the extent that (A) this Agreement shall expressly provide therefor (including Section 9(a)(ii)), (B) such approval or consent shall be required by applicable law or (C) the General Partner shall have determined in its sole discretion that obtaining such approval or consent would be appropriate or desirable. The Limited Partners, as such, shall have no power to bind the Partnership except as provided in this Agreement.
(ii)
Limited Partner Approvals. Notwithstanding anything contained in this Agreement to the contrary, without the prior written consent of (x) the PS Investor Partner, (y) for so long as the Allegro Partner (I) does not transfer more than 50% of its Partnership Interests held as of the date hereof, other than as a result of a Drag-Along Transaction or (II) owns at least five percent (5%) of the Partnership Interests, the Allegro Partner and (z) for so long as the Sanken Partner (I) does not transfer more than 50% of its Partnership Interests held as of the date hereof, other than as a result of a Drag-Along Transaction or (II) owns at least five percent (5%) of the Partnership Interests and only with respect to clauses (A) and (B), the Sanken Partner, which consents may not be unreasonably withheld, conditioned or delayed, the General Partner shall not, and shall not permit the Partnership or any of its controlled Affiliates to, directly or indirectly (by amendment, merger, consolidation or otherwise):
(A)
enter into or consummate any agreement, arrangement or similar transaction providing for a Sale of the Partnership to any of the Prohibited Purchasers;
(B)
make any amendment to the organizational documents of the Partnership or any of its controlled Affiliates, or change the rights, obligations preferences or privileges of the equity securities thereof, in each case that is disproportionately adverse to the PS Investor Partner, the Sanken Partner or the Allegro Partner in any material respect as compared to any other single Limited Partner of the Partnership (where, for the avoidance of doubt, any consent of such Partner to any such actions pursuant to this Section 9(a)(ii)(B) shall be with respect to only such Partner), other than any such amendment in respect of the issuance of new equity securities pursuant to the terms hereof or as otherwise permitted by Section 25(i);
(C)
terminate or hire any auditors of the Partnership or any other Service Provider providing financial auditing and accounting services to the Partnership;
(D)
make any change in tax policies in a manner that would materially and adversely affect any Limited Partner in a manner that is disproportionate in relation to the economic rights of the Common Units; provided, however, that disproportionality shall be determined without taking into account any of the individual or unique tax attributes of any Limited Partner;
(E)
make any change in the legal form, tax classification for U.S. income tax purposes, jurisdiction of formation or tax residence; and
(F)
enter into any agreement, contract, transaction, payment or other arrangement of any kind (including any amendment or termination thereof) between any of the Partnership or its Affiliates, on the one hand, and the General Partner or any Limited Partner or any of their respective Affiliates on the other hand, in each case other than commercial arrangements arising in the ordinary course of business on an arms-length basis, any Affiliate Contracts or such other arrangements as are expressly contemplated by the terms hereof;
(b)
Management of the Partnership.
(i)
Generally. Except as otherwise expressly provided herein or in the Act, management decisions of the Partnership shall be made and implemented solely by the General Partner. Subject to the provisions of this Agreement and applicable law, the General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to implement any and all policies relating to the operation of the business of the Partnership (including any compliance or similar policies), to make all decisions affecting the business and affairs of the Partnership and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein, including with respect to any Sale of the Partnership or any future investment by any Person in its Equity Securities (except where any such investment is otherwise explicitly permitted by the terms hereof).
(ii)
Reimbursement.
(A)
The General Partner, its managers, and each of their respective representatives shall be reimbursed for all reasonable out-of-pocket costs and expenses incurred in the exercise of the General Partner’s rights and the performance of the General Partner’s duties as described herein.
(B)
At the discretion of the General Partner, a Limited Partner may be reimbursed for all reasonable documented out-of-pocket costs and expenses incurred in connection with (1) the operation and activities of the Partnership and its subsidiaries; (2) identifying, sourcing, developing, evaluating, investigating, researching, analyzing, negotiating, structuring, financing, refinancing or restructuring any potential investment by new investor in the Partnership or its subsidiaries and all transactions related thereto; (3) the exploration of strategic transactions on behalf of the Partnership or its subsidiaries; and (4) the performance by such Limited Partner and its Affiliates (including employees thereof) of its obligations under this Agreement and the agreements contemplated herein, as determined by the General Partner.
(c)
Officers.
(i)
The General Partner may, from time to time as it deems advisable, employ and/or designate one or more persons to be officers of the Partnership (collectively, the “Officers”). Any Officer so designated shall have only such authority and perform only such duties as the

General Partner may, from time to time, expressly delegate to them; provided, that the General Partner shall create a written framework of specific authorities to be delegated to each Officer at the time of such Officer’s initial employment and shall procure that each Officer’s delegated authority does not exceed the scope of such framework; provided, further, however, that any such employment or delegation shall not relieve the General Partner of its responsibilities and obligations under this Agreement or under applicable law. In its sole discretion but subject to Section 10, the General Partner is authorized to compensate (either through a written employment contract or otherwise) such Officers for such service. Unless the General Partner otherwise determines, if the title assigned to an Officer of the Partnership is one commonly used for officers of a business corporation, limited partnership or a limited liability company, then the assignment of such title shall constitute the delegation to such officer of the authority and duties that are customarily associated with such office.
(ii)
Each Officer shall hold office for the term for which such Officer is designated and until his or her successor shall be duly designated and shall qualify, or until his or her death, resignation or removal as provided in this Agreement. Any person may hold any number of offices.
(iii)
Except as set forth in a written agreement between the Partnership and the Officer, any Officer of the Partnership may be removed as such, with or without cause, by the General Partner at any time. Any Officer of the Partnership may resign as such at any time upon written notice to the Partnership. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Partnership. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
(iv)
Any vacancy occurring in any office of the Partnership may be filled by the General Partner in its discretion.
10.
Conflicts of Interest; Duties.
(a)
Each Limited Partner recognizes that each other Limited Partner has or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that each Limited Partner is entitled to carry on such other business interests, activities and investments, unless otherwise provided in the Subscription Agreement, Recapitalization Agreement or any other agreement or arrangement among or between the parties. No Limited Partner shall be obligated to devote all or any particular part of its time and effort to the Partnership and its affairs. Subject to the terms and conditions of the Subscription Agreement, Recapitalization Agreement or any other agreement or arrangement among or between the parties, each Limited Partner may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which it is affiliated or associated, and any Limited Partner may engage in such activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or any Limited Partner. Neither the Partnership nor any Limited Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, and such activities shall not be deemed wrongful or improper.
(b)
Notwithstanding any other provision of this Agreement or anything to the contrary existing at law, in equity or otherwise, to the fullest extent permitted by law, no Partner in its capacity as a Partner, shall owe any fiduciary or similar duties, or have any liabilities related thereto, to the Partnership or any other Partner; provided, however, that the Partners and the Officers shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing; provided, further, that the foregoing shall not release any Person who is an employee of the Partnership or its subsidiaries from any obligation or duties that such Person may have in his or her capacity as an employee or officer of the Partnership or its subsidiaries or pursuant to any other agreement that such Person may have with the Partnership and its subsidiaries.
(c)
To the maximum extent permitted by applicable law, each Partner hereby waives any claim or cause of action against each other Partner, its Affiliates and its and their respective directors, officers, employees, agents and representatives for any breach of any fiduciary or similar duties to the Partnership or to the other Partners, other than those expressly provided for herein, including as may result from a conflict of interest, and indemnifies each other Partner, its Affiliates and its and their respective directors, officers, employees, agents and representatives for any liabilities resulting from any claim brought by such Limited Partner or its Affiliates in violation of such waiver.
(d)
To the maximum extent permitted by applicable law, the provisions of this Agreement, to the extent that they restrict, eliminate or are inconsistent with the duties (including fiduciary duties) and liabilities of any Officer or any Partner otherwise existing at law or in equity, are agreed by the Partners to replace such duties and liabilities. Whenever in this Agreement the General Partner or other Person is permitted or required to make a decision or take an action in “good faith” or under another expressed standard, to the extent permitted by applicable law, the General Partner or such other Person shall act under such express standard, shall not be subject to any other, different or additional standard or duty (including any fiduciary duty, except as otherwise expressly set forth herein) and shall not be treated as or otherwise considered to have breached any duty (including any fiduciary duty, except as otherwise expressly set forth herein) as the result of acting in accordance with such standard.
11.
Reliance by Third Parties. The General Partner and the Officers, acting in the name of the Partnership and carrying on the business of the Partnership, shall have the exclusive authority to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner and the Officers to bind the Partnership.
12.
Waiver and Indemnification.
(a)
No Officer, Partner, employee, agent or fiduciary of the Partnership (each such Person, an “Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Limited Partner for any act or omission to act by such person within the scope of the authority conferred upon such person pursuant to this Agreement or the Act; provided, that (a) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the Partnership’s best interests, (b) such action or omission does not constitute fraud, willful misconduct, bad faith, gross negligence or an intentional and material breach of this Agreement, and (c) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful, and the Partnership shall, and hereby does, indemnify and hold harmless each such person from and against all such damages to the fullest extent permitted by applicable law. No amendment to this Section 12 will impair the rights of any person arising at any time with respect to events occurring prior to such amendment. Notwithstanding anything to the contrary contained in this Agreement, no Indemnified Person shall have any personal liability with respect to the indemnities set forth in this Section 12, and any such indemnities shall be satisfied solely out of the assets of the Partnership. To the fullest extent permitted by applicable law, if any portion of this Section 12 shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify each Partner or Officer and may indemnify each employee or agent of the Partnership as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Partnership, to the fullest extent permitted by any applicable portion of this Section 12 that shall not have been invalidated.
(b)
Without limitation of Section 8(d)(x), the Sanken Partner acknowledges and agrees that the Units held as of the date hereof, or hereafter acquired, by the Sanken Partner (the “Sanken Subject Units”) are subject to its obligations under the Affiliate Contracts and, in the event of any breach of an Affiliate Contract by the Sanken Partner or any of its Affiliates party thereto, the PS Investor Partner may, in its discretion and following 30 days’ written notice to the Sanken Partner (during which period the Sanken Partner shall be given an opportunity to cure such alleged breach), and in addition to any other rights and remedies any Person may have with respect thereto, recover any damages arising in connection therewith (provided that nothing herein shall permit duplicate recovery) by requiring the Partnership to permanently set off (and reduce) any amounts payable by the Partnership or its subsidiaries to the Sanken Partner or any of its Affiliates or in respect of any Sanken Subject Units, including distributions or other payments to which the Sanken Partner is or may become entitled in respect of the Sanken Subject Units; provided, however, if the Sanken Partner has not admitted in writing to such breach or if a court of competent jurisdiction has not finally (without the possibility of appeal) determined that such breach has occurred, the PS Investor Partner and the Partnership shall be entitled to withhold such amounts payable pending resolution of such breach, and the actual amounts of any such damages shall permanently set off (and reduce) any such amounts payable only to the extent the Sanken Partner has admitted in writing to such breach or to the extent a court of competent jurisdiction has finally (without the possibility of appeal) determined a breach has occurred and the amount of damages associated therewith. Notwithstanding anything in Section 15 to the contrary, the Sanken Partner agrees and confirms that any Person receiving Units from the Sanken Partner shall, as a condition to receiving such Units, agree to be bound by and subject to the obligations of this Section 12(b) with respect to damages for which the Sanken Partner and its Affiliates may be liable to the same extent as the Sanken Partner. Each of the Partners and the Partnership hereby further acknowledges and agrees that any Drag-Along Transaction, sale of Units, exit transaction (including any restructuring or recapitalization contemplated therein) or other Transfer shall be structured to give effect to the foregoing, including by reducing the proceeds otherwise payable to the Sanken Partner (and increasing the proceeds to the other Partners).
(c)
The Partnership agrees and acknowledges that, with respect to any Indemnified Person, the Partnership, (i) is relative to each, the indemnitor of first resort (i.e., its obligations to such Indemnified Person under this Agreement are primary and any duplicated, overlapping or corresponding obligations of an Affiliated Institution are secondary), (ii) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights any such Indemnified Person may have against his, her or its Affiliated Institution and (iii) irrevocably waives, relinquishes and releases any such Affiliated Institution from any and all claims against such Affiliated Institution for contribution, subrogation or any other recovery of any kind in respect thereof. The Partnership further agrees that no advancement or payment by an Affiliated Institution on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Partnership shall affect the foregoing and any such Affiliated Institution shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable Indemnified Person against the Partnership. The Partnership agrees that each Affiliated Institution is an express third party beneficiary of the terms of this Section 12(c).
13.
Withholding; Other Tax Matters.
(a)
The Partnership shall withhold distributions or portions thereof, or pay taxes on behalf of or with respect to any Limited Partner, if it is required to do so by any applicable rule, regulation, or law. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the Partnership is required to withhold or pay with respect to any amount distributable under this Agreement to, or otherwise with respect to, such Limited Partner. Any amounts so withheld or paid on behalf of or with respect to a Limited Partner pursuant to this Section 13(a) shall be deemed to have been distributed to such Limited Partner, and to the extent such amounts paid by the Partnership with respect to a Limited Partner exceed the amount actually withheld by the Partnership at such time from distributions that otherwise would have been paid to such Limited Partner, such Limited Partner shall promptly reimburse the Partnership in cash for such excess. Without duplication of any such reimbursement that was actually already paid, each Limited Partner shall indemnify and hold harmless the Partnership and each other Limited Partner for any withholding or other similar tax paid by the Partnership or for which the Partnership is otherwise liable in respect of the indemnifying Limited Partner. Each Limited Partner that is a “United States person” within the meaning of Code Section 7701(a)(30) shall furnish the Partnership with a duly completed and executed Internal Revenue Service Form W‑9, and each other Limited Partner shall furnish the Partnership with a duly completed and executed Internal Revenue Service Form W‑8BEN‑E (or other applicable form) claiming a reduction in or complete exemption from U.S. withholding tax with respect to any interest and dividends paid by the Partnership. In addition, each Limited Partner shall furnish the Partnership with such other information as is reasonably necessary for the Partnership to determine whether any withholding is required, and each Limited Partner shall promptly notify the Partnership if such Limited Partner determines at any time that it is subject to withholding relating to distributions from, or otherwise with respect to, the Partnership.
(b)
The taxable year of the Partnership shall be the same as the Partnership’s fiscal year, unless otherwise required by the Code. The General Partner shall determine whether to make or revoke any available election of the Partnership pursuant to the Code.
14.
Limitation on Liabilities; Exculpation; Insurance.
(a)
Except as otherwise provided by the Act, no Partner shall be bound by, or be personally liable for, the debts, expenses, liabilities or obligations of the Partnership unless such liabilities or obligations are expressly assumed by such Partner in writing, and the liability of each Partner shall be limited solely to the amount of its capital contribution to the Partnership required hereunder. Subject to any limitations provided under the Act, no distribution (or any part thereof) made to any Partner in respect of its Partnership Interest shall be deemed to be a return or withdrawal of its capital contribution. No Partner shall be liable to the Partnership for any distribution, except as provided under the Act.
(b)
No Partner shall be liable to the Partnership or any other Partner for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Partner in good faith on behalf of the Partnership and in a manner believed to be within the scope of authority conferred on such Partner by this Agreement, except that a Partner shall be liable for any such loss, damage or claim incurred by reason of such Partner’s gross negligence, willful misconduct or willful breach of this Agreement.
(c)
The Partnership shall maintain insurance, at its expense, to protect any Partner or Officer against any loss, damage, claim or expense described in Sections 9(b)(ii), 12 and 21 whether or not the Partnership would have the power to indemnify such Partner or Officer against such loss, damage, claim or expense under the provisions of Sections 9(b)(ii), 12 and 21.
15.
Transfers.
(a)
Except as otherwise explicitly permitted by this Section 15, no Limited Partner may, directly or indirectly, sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of (including by adjudication of such Limited Partner (or any equityholder thereof) as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by operation of law or by passage or distribution of Units or Partnership Interests under judicial order or legal process) (each, a “Transfer” and any Limited Partner effecting such Transfer, a “Transferor” and any recipient of such Transfer, a “Transferee”) its Units or any other Partnership Interest in the Partnership, or any portion thereof, to any Person without the prior written consent of the General Partner (and in the case of the PS Investor Partner, the consent of the Sanken Partner); provided, that, subject in all respects to Section 15(f), this Section 15(a) shall not preclude any sale, exchange, transfer, hypothecation, negotiation, gifting, conveyance, pledge, assignment, encumbrance, or other disposition of any equity interests in (i) Allegro or its successors, (ii) Sanken or its successors, or (iii) PS Investor (including with respect to any limited partnership interests in PS Investor). In the event of a Transfer in accordance with the foregoing provisions, the transferee shall be admitted as a Limited Partner in addition to or in substitution for the transferor Limited Partner only in accordance with Section 16 hereof. Transfers in violation of this Agreement or the Government Incentive Agreements shall be null and void and of no legal force or effect.
(b)
Permitted Transfers. Notwithstanding the foregoing Section 15(a), but subject in all respects to Section 15(g), Section 15(h) and Section 16, each Limited Partner shall be permitted to Transfer its Units or other Partnership Interests (i) to its Affiliates and its and their respective directors, officers and employees and, if such Limited Partner is a partnership, corporation or a limited liability company, to its partners, stockholders or members, respectively, pursuant to the terms and conditions of its partnership, corporate, limited liability company or other organizational documents, (ii) to another existing Limited Partner (as of the Effective Date) and (iii) in the case of a Management Holder, to such Management Holder’s Family Group, or following such Management Holder’s death, by will or pursuant to applicable laws of descent and distribution, or following such Management Holder’s incompetency or disability, to such Management Holder’s legal guardian; provided, that no such Transfer may be to a Foreign Entity of Concern (as defined in the DFA) or a Prohibited Person (as defined in the DFA) (each such Transfer, and including any Transfer effected with the prior written consent of the General Partner, a “Permitted Transfer,” and each such transferee, a “Permitted Transferee”).
(c)
Drag-Along Rights.
(i)
In the event the General Partner approves a Sale of the Partnership (or otherwise accepts an Offer pursuant to Section 15(e)(ii)) that is structured as a merger or sale of Partnership Interests, whether pursuant to any transaction or series of related transactions (a “Drag-Along Transaction”), the PS Investor Partner (a “Dragging Limited Partner”) shall have the right (the “Drag-Along Right”) to require each other Limited Partner (each, a “Dragged Limited Partner”) to sell that number of Partnership Interests equal to (A) the total number of Partnership Interests held by the Dragged Limited Partner multiplied by (B) a fraction, the numerator of which is the aggregate number of Partnership Interests to be sold by the Dragging Limited Partners and/or their respective Affiliates in connection with the Drag-Along Transaction and the denominator of which is the aggregate number of Partnership Interests held by the Dragging Limited Partners and/or their respective Affiliates, on the same terms and conditions as those applicable to the Dragging Limited Partners and/or their respective Affiliates and at the same Relative Price; provided that in the case of an Offer that is accepted by the General Partner pursuant to Section 15(e)(ii), the General Partner shall have the Drag-Along Right to require each Dragged Limited Partner to sell all of its outstanding Common Units to the applicable ROFO Holder.
(ii)
Any Dragging Limited Partner exercising its Drag-Along Rights under this Section 15(c) shall notify each other Limited Partner of the proposed Drag-Along Transaction no less than thirty (30) days prior to the contemplated consummation date of the proposed Drag-Along Transaction (the “Drag-Along Notice”). Any such Drag-Along Notice shall set forth: (A) a description of the proposed Drag-Along Transaction, (B) the name and address of the proposed Transferee, (C) the total number of Partnership Interests proposed to be Transferred by the Dragging Limited Partners and/or their respective Affiliates, (D) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed Transferee, and (E) copies of any form of agreement proposed to be executed in connection therewith.
(iii)
All Dragged Limited Partners shall cooperate in, and shall take all actions that the Partnership and the Dragging Limited Partners deem reasonably necessary or desirable to consummate the Drag-Along Transaction, including, (A) refraining from depositing (and if applicable causing each of its controlled Affiliates to refrain from depositing) any Partnership Interests in a voting trust or subjecting any such Partnership Interests to any arrangement or agreement with respect to voting any such Partnership Interests, unless the Dragging Limited Partners specifically so request in connection with the Drag-Along Transaction and (B) entering into an agreement with the Dragging Limited Partners (and/or their respective Affiliates) and/or the proposed Transferee in connection with the Drag-Along Transaction as may be reasonably requested by the Dragging Limited Partner and consistent with the terms hereof.
(iv)
No Dragged Limited Partner will be obligated to pay more than its pro rata share of transaction expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with the Drag-Along Transaction to the extent that such expenses are incurred for the benefit of all Limited Partners and are not otherwise paid by the Partnership or the acquiring party (expenses incurred by or on behalf of a Limited Partner for its sole benefit not being considered expenses incurred for the benefit of all Limited Partners).
(v)
In connection with any Drag-Along Transaction, except for the matters referred to in Section 15(c)(vi) or Section 15(c)(vii) (which shall be borne solely by the Dragged Limited Partner providing such representations, warranties, covenants or agreements or related indemnities, but no Dragged Limited Partner shall be required to provide indemnification in excess of the net proceeds it actually receives in the Drag-Along Transaction), (A) no Dragged Limited Partner will be liable for more than its pro rata share of any indemnity obligations incurred (based on the proportion of the aggregate transaction consideration received), (B) any indemnification provided by the Dragged Limited Partners in connection with the Drag-Along Transaction will be on a several and not a joint basis (other than to the extent secured by an escrow fund or other similar mechanism; provided, each Dragged Limited Partner’s contributions to such indemnification escrow or other similar mechanism is on a pro rata basis in accordance with the proceeds received by each such Dragged Limited Partner from the Drag-Along Transaction), (C) in no event will any Limited Partner be required to provide indemnification in excess of the sum of (1) its pro rata share of any amounts held on its behalf in an escrow fund or other similar mechanism plus (2) twenty percent (20%) of the net proceeds it actually receives from such Drag-Along Transaction, and (D) in the event that the Limited Partners are required to make any payments on any indemnification claims, such payments shall be allocated among the Limited Partners such that, following such indemnification payments, each Limited Partner’s net proceeds from such Drag-Along Transaction will be equal to the amount to which such Limited Partner would have been entitled to receive if the aggregate proceeds initially paid in respect of such Drag-Along Transaction had been net of such indemnification payments.
(vi)
No Dragged Limited Partner will be obligated to make any representations or warranties in connection with the Drag-Along Transaction, except as to (A) good and valid title to the Partnership Interests being Transferred by such Dragged Limited Partner; (B) the absence of liens, with respect to the Partnership Interests being Transferred by such Dragged Limited Partner; (C) such Dragged Limited Partner’s valid existence and good standing (if applicable); (D) the legal capacity and authority for, and validity, binding effect and enforceability of (as against such Dragged Limited Partner), any agreement entered into by such Dragged Limited Partner in connection with the Drag-Along Transaction; and (E) the fact that no broker’s commission or finder’s fee is payable by such Dragged Limited Partner as a result of such Dragged Limited Partner’s conduct in connection with the Drag-Along Transaction. All representations and warranties made by any Dragged Limited Partner in connection with the Drag-Along Transaction shall be on a several and not joint basis.
(vii)
In connection with any Drag-Along Transaction, no Dragged Limited Partner shall be required to agree to any non-competition or other similar restrictive covenants that would apply to or be binding on such Dragged Limited Partner or its Affiliates (excluding, for the avoidance of doubt, any customary confidentiality obligations which explicitly permit disclosure required by legal or regulatory requirements); provided, that the foregoing shall not be deemed to eliminate or modify in any respect any non-competition restrictions or other restrictive covenants that any Management Holder has provided (or will provide) in favor of the Partnership or any other Limited Partner.
(viii)
If any or all of the consideration to be received in connection with any Drag-Along Transaction constitutes non-cash consideration, then (A) all Dragged Limited Partners will receive the same proportion of cash and non-cash consideration to be issued or paid as consideration in connection with such Drag-Along Transaction and (B) if the non-cash consideration consists of non-publicly traded securities, the Dragged Limited Partners will be granted the same rights received by the General Partner or the Dragging Limited Partner in connection with such Drag-Along Transaction (other than voting rights based on ownership percentages); provided, however, that any Dragged Limited Partner that is not an “accredited investor” within the meaning of Rule 501 under the Securities Act may be excluded from receiving any securities in connection with such Drag-Along Transaction.
(ix)
The Drag-Along Right and the provisions of this Section 15(c) will terminate immediately prior to the effectiveness of the registration statement in connection with an Public Offering.
(d)
Tag-Along Rights.
(i)
If the PS Investor Partner, the Sanken Partner, the Allegro Partner or any of their respective Affiliates (each, a “Tag-Along Seller”) proposes to make a Transfer of any portion of the Common Units held by such Tag-Along Seller (other than in any Permitted Transfer, Drag-Along Transaction or any Transfer pursuant to Section 15(f)), in connection with any transaction or series of related transactions approved by the General Partner (each, a “Tag-Eligible Sale”), to any Person, then each Limited Partner who holds Common Units other than such Tag-Along Seller (each, a “Tag Holder”) shall have the right (the “Tag-Along Right”) to require the proposed Transferee to purchase up to a number of such Tag Holder’s Common Units equal to (A) the total number of Common Units that the proposed Transferee has agreed or committed to purchase in the Tag-Eligible Sale multiplied by (B) a fraction, the numerator of which is the aggregate number of Common Units owned by such Tag Holder, and the denominator of which is the aggregate number of Common Units outstanding (whether owned by the Tag-Along Sellers or the Tag Holders).
(ii)
Each Tag-Along Seller, or one of the Tag-Along Sellers on behalf of all Tag-Along Sellers, shall notify each Tag Holder in writing of the proposed Tag-Eligible Sale no less than thirty (30) days prior to the contemplated consummation date of the proposed Tag-Eligible

Sale (the “Tag-Along Notice”). Any such Tag-Along Notice shall set forth: (A) a description of the proposed Tag-Eligible Sale, (B) the name and address of the proposed Transferee, (C) the total number of Common Units proposed to be Transferred by the Tag-Along Sellers, (D) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed Transferee, (E) the Tag Holder’s good faith estimate (based on information reasonably available to the Tag Holder) of the purchase price per share payable by the proposed Transferee for each Common Unit to be sold in connection with the proposed Tag-Eligible Sale and (F) if then available, copies of any form of agreement proposed to be executed in connection therewith. If a Tag Holder elects to exercise its Tag-Along Rights, (y) such Tag Holder shall send written notice to the Tag-Along Seller notifying such Tag-Along Seller of such proposed exercise no less than ten (10) days following such Tag Holder’s receipt of the Tag-Along Notice (each a “Tagging Limited Partner”) and (z) the closing of such Tagging Limited Partner’s Transfer in connection with the Tag-Eligible Sale will be governed by the terms and conditions of the closing of the Tag-Eligible Sale. If a Tag Holder fails to notify the Tag-Along Seller that sent the Tag-Along Notice of such Tag Holder’s intent to exercise such Tag-Along Rights within such ten (10) day period, such Tag Holder shall be deemed to have waived, and shall forfeit, such Tag-Along Rights with respect to such Tag-Eligible Sale. Any proposed Tag-Eligible Sale that is the subject of a Tag-Along Notice that is not consummated within one hundred twenty (120) days following the date of the Tag-Along Notice shall again be subject to the notice provisions hereof and shall require compliance by the Limited Partners with the procedures described in this Section 15(d). Each Tag-Along Seller and each Tag Holder shall provide to the Partnership a copy of any notice that such Limited Partner delivers pursuant to the foregoing provisions of this Section 15(d)(ii) at the same time that such notice is being delivered pursuant to the foregoing provisions of this Section 15(d)(ii).
(iii)
The number of Common Units being purchased from the Tag-Along Seller and any Tagging Limited Partners will be reduced on a pro rata basis if the proposed Transferee will not purchase all the Common Units being offered. No Tagging Limited Partner will be obligated to pay more than its pro rata share of transaction expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with such Tag-Eligible Sale to the extent that such expenses are incurred for the benefit of all Limited Partners.
(iv)
Any Common Units purchased from a Tag Holder shall be purchased at the same Relative Price and on the same terms and conditions as are applicable to the Tag-Along Seller. In connection with any Tag-Eligible Sale pursuant to this Section 15(d), the limitations set forth in Sections 15(c)(v)-(ix) will apply to such Transfer as if it were a Drag-Along Transaction thereunder.
(e)
Agreements Regarding Exit Transactions. For so long as (x) the Sanken Partner owns at least two-thirds (2/3) of the Partnership Interests owned as of the date hereof and (y) no transaction or action under this Section 15(e) shall, as determined by the General Partner, cause Polar OpCo or the Partnership to violate the Government Incentive Agreements, the following shall apply:
(i)
From and after the third anniversary of the date hereof, the PS Investor Partner and the Sanken Partner shall reasonably cooperate with each other in discussing mutually agreeable transactions to achieve liquidity for the Limited Partners through the consummation of a Public Offering; provided, that the PS Investor Partner, the Sanken Partner or the Partnership shall not be obligated to conduct any process or hire any advisors in connection with such cooperation. If, following the fourth anniversary of the date hereof, a Public Offering has not been consummated and the parties mutually agree a Public Offering is not a viable option, whether for financial or commercial reasons or otherwise, then PS Investor shall commence a process for, and use its reasonable best efforts to source a potential investor to enter into an agreement for, and consummate, a purchase of the Sanken Partner’s Units on terms and conditions that are satisfactory to each of the PS Investor Partner and the Sanken Partner, each in its sole discretion and not in violation of provisions of the Government Incentive Agreements; provided, that the PS Investor Partner, the Sanken Partner or the Partnership shall not be obligated to hire any advisors in connection with such process.
(ii)
From and after the fourth anniversary of the date hereof, the PS Investor Partner (the “ROFO Holder”), shall have the right to submit to the General Partner a binding written offer to purchase all of the outstanding Common Units of the Partnership for consideration payable in cash. Such offer (each, an “Offer”) shall specify a price at which and the terms (including, without limitation, evidence of committed financing and the proposed amount and form of consideration) upon which the ROFO Holder offers to purchase such Common Units. The General Partner shall have thirty (30) days after the ROFO Holder’s submission of any Offer to either accept in writing such Offer or to decline in writing such Offer. The General Partner shall consider in good faith any Offer received pursuant to this Section 15(e)(ii) (taking into account the financial or commercial viability of any Public Offering, subject to Section 15(e)(i)), and in the event the General Partner accepts such Offer pursuant to the terms hereof, the General Partner, the ROFO Holder and the other Limited Partners shall work expeditiously and in good faith (A) to negotiate and execute a definitive agreement for the sale and purchase of such Common Units (which definitive agreement shall be on the terms and conditions set forth in the relevant Offer, and such other customary terms and conditions reasonably acceptable to the parties) and (B) to consummate the purchase and sale of such Common Units within ninety (90) days (or such later date if regulatory filings or approvals extend such period) of the acceptance of such Offer. In the event the General Partner receives any Offer from the ROFO Holder pursuant to the terms hereof, the General Partner shall thereafter not approve or otherwise consent to, and the Partnership shall not enter into any definitive agreement in respect of, any Sale of the Partnership at per-Common Unit price that is lower than any such price set forth in an Offer received by the General Partner pursuant to the terms hereof. The PS Investor Partner shall provide to the Partnership a copy of any notice (including any Offer) that the PS Investor Partner delivers pursuant to the foregoing provisions of this Section 15(e)(ii) at the same time that such notice is being delivered pursuant to the foregoing provisions of this Section 15(e)(ii). If the PS Investor Partner submits an Offer, then the PS Investor Partner shall provide the General Partner with a written opinion prepared by an independent investment bank or other independent third party, in each case of national standing, as to the fairness to the Partnership of the transactions contemplated by such PS Investor Partner’s Offer from a financial point of view.
(iii)
In the event that the General Partner approves any Public Offering, none of the Limited Partners shall withhold, condition or delay any consent or approval in connection therewith or in respect thereof. In furtherance of the foregoing, and without limiting the generality thereof, the Limited Partners acknowledge that the General Partner may, in furtherance of an initial Public Offering, based upon tax, market and such other conditions as the General Partner shall deem appropriate at the time, recommend that the Partnership undergo a restructuring or recapitalization effected by means of a merger or otherwise, that may require the Limited Partners to exchange their Equity Securities for equity securities of an Affiliate of the Partnership or new Equity Securities of the Partnership. Each Limited Partner hereby agrees to cooperate fully with any such actions and/or decisions by the General Partner made in accordance with this Section 15(e)(iii); provided, however, that the General Partner shall not take any such restructuring action that would reasonably be expected to result in a material adverse tax consequence to a Limited Partner. Without limiting the generality of the foregoing, but subject to the preceding provisions of this Section 15(e)(iii), each Limited Partner hereby agrees to take all actions that the General Partner reasonably deems necessary or desirable in connection with the foregoing, including executing any necessary or appropriate documents or forms (including entering into any customary lock-up agreements requested by the General Partner), providing any consents or approvals under applicable organizational documents, entering into agreements or documents, and/or consenting to amendments to the Agreement or to implement the foregoing and conversion or exchange of its Partnership Interests.
(iv)
In connection with a Public Offering, the Partnership shall enter into a registration rights agreement with the Limited Partners, in a form customary for such agreements, which shall provide that (i) the PS Investor Partner shall have customary demand registration rights for so long as the PS Investor Partner or its Affiliates or Permitted Transferees hold Equity Securities of the Partnership or equity securities of an Affiliate of the Partnership that are not freely tradeable without restriction under Rule 144 of the Securities Act, and each other Limited Partner shall have customary “piggyback” rights on such registrations by the PS Investor Partner and such other registrations of the Partnership (or its successor) (subject to customary procedures and other than in connection with a merger, acquisition, corporate reorganization, exchange offer, dividend reinvestment plan, stock option plan or other employee benefit plan), (ii) if the managing underwriter has advised the Partnership (or its successor) that the inclusion of all of the securities requested to be included by the Limited Partners participating in any underwritten offering pursuant to a demand registration shall be limited due to market conditions, whether in a Public Offering or following a Public Offering, the securities of each participating Limited Partner shall be cut back in any such registration in the same ratio as their respective securities bear to the total number of outstanding securities held by all participants in the offering (provided, that, to the extent the managing underwriters advise the General Partner that a sale of securities held by the Management Holders would be reasonably likely to adversely affect the marketability of such registration, the Management Holders may be cut back on a non-pro rata basis), (iii) all registration and offering expenses (including reasonable fees of counsel to the selling Limited Partners, but other than legal fees incurred by a Limited Partner who retains its own separate counsel to represent it in such registration, and other than underwriting discounts or commissions and transfer taxes) shall be borne by the Partnership (or its successor), and (iv) the participating Limited Partners shall have customary indemnification and contribution rights in respect of such transactions. Each Limited Partner, if required and reasonably requested by the managing underwriter, shall be prohibited from transferring securities in the Partnership (or its successor) for a period not to exceed one hundred eighty (180) days following an IPO (or ninety (90) days following a secondary public offering), other than customary exceptions (including to Transferees permitted pursuant to the terms hereof) agreed with the underwriters of any such Public Offering.
(f)
Limited Partner Changes of Control or Actions Relating to Government Incentive Agreements.
(i)
At least forty five (45) days prior to the consummation of a Change of Control of Sanken (or any controlling Affiliate of Sanken), Allegro (or any controlling Affiliate of Allegro) or PS Investor (or any controlling Affiliate of PS Investor), the Sanken Partner, the Allegro Partner or the PS Investor Partner, as applicable, shall notify each other Limited Partner and the Partnership in writing (the Limited Partner giving the notice, the “Initiating Limited Partner” and the other Persons receiving the notice, a “Responding Limited Partner”) thereof (such notice, the “Change of Control Notice”). Subject to the exercise of the Partnership’s purchase rights set forth in this Section 15(f)(i), within twenty (20) days after receipt of the Change of Control Notice, each Responding Limited Partner may deliver a written notice (the “Change of Control Call Notice”) to the Initiating Limited Partner specifying that each such Responding Limited Partner intends to purchase the Partnership Interests owned by the Initiating Limited Partner and/or any other Limited Partner that is an Affiliate of the Initiating Limited Partner in accordance with the provisions of this Section 15(f) (the “Change of Control Call Right”). Each Responding Limited Partner shall provide to the Partnership a copy of any notice that it delivered pursuant to the foregoing provisions at the same time that such notice is being delivered. Following receipt of the Change of Control Call Notice, the General Partner shall consider whether the Partnership should purchase all of the Partnership Interests subject to the Change of Control Call Right. In the event the General Partner approves the purchase by the Partnership of all of the Partnership Interests subject to the Change of Control Call Right within fifteen (15) days of its receipt of the Change of Control Notice, the Partnership shall effect such purchase instead of the Responding Limited Partners, and the terms and provisions of this Section 15(f) shall apply to the Partnership as if it were the sole Responding Limited Partner, mutatis mutandis.
(ii)
In the event the Partnership declines to exercise its purchase right pursuant to Section 15(f)(i), each Responding Limited Partner may purchase its pro rata (proportionate to the Units of all such Responding Limited Partners) share of such Initiating Limited Partner’s Partnership Interests. If one or more Responding Limited Partners do not elect to purchase their respective pro rata share of such Initiating Limited Partner’s Partnership Interest, then the electing Responding Limited Partners may purchase such unallocated share on a pro rata basis, based upon the relative pro rata share of each of the electing Responding Limited Partners. Each Responding Limited Partner may syndicate or transfer any or all of its right to purchase its pro rata share to its Permitted Transferees. The purchase price payable by the Responding Limited Partners to the Initiating Limited Partner and/or any other Limited Partner that is an Affiliate of the Initiating Limited Partner for their respective Partnership Interests in connection with the exercise of the Change of Control Call Right shall be equal to the fair market value of such Partnership Interests, as determined pursuant to Section 15(f)(iv) (the “Call Purchase Price”). The Call Purchase Price shall be paid to the Initiating Limited Partner and/or any other Limited Partner that is an Affiliate of the Initiating Limited Partner in cash by wire transfer of immediately available funds at the closing of the purchase and sale pursuant to this Section 15(f) of the Partnership Interest owned by the Initiating Limited Partner and/or any such other Limited Partner that is an Affiliate of the Initiating Limited Partner (the “Call Closing”). The Call Closing shall occur no more than sixty (60) days following the delivery of the applicable Change of Control Call Notice or such longer period as may be reasonable or necessary for the parties to obtain applicable government or regulatory consents or approvals, including in connection with the HSR Act or Competition Laws (each as defined in the Subscription Agreement).
(iii)
If the General Partner reasonably determines that a Limited Partner has caused, or with the passage of time will cause, Polar Opco or the Partnership to be in material violation of Section 8.1.1(b) or Section 9.1.15 of the DFA in a manner that would give rise to an event of default under such Government Incentive Agreement (a “Breaching Limited Partner”), then the General Partner shall provide notice of such violation or impending violation to the Breaching Limited Partner (“Breach Notice”). Upon receipt of a Breach Notice, the Breaching Limited Partner shall have forty-five (45) days to cure such violation or potential violation or ten (10) days to provide a notice of objection to the General Partner, upon which the General Partner and the Breaching Limited Partner shall hire an independent internationally recognized law firm, to be agreed upon by the General Partner and Breaching Limited Partner (the “Designated Firm”), to provide an opinion with respect to whether the Breaching Limited Partner’s continued ownership of Units would reasonably be expected to result in an event of default under the DFA, such law firm acting only in its capacity as an expert and not as an arbitrator and its determination to be based solely on the terms of the DFA and this Agreement, and any costs related to the hire of such law firm to be borne by the Partnership. If (x) the Breaching Limited Partner does not respond to the Breach Notice within forty-five (45) days, (y) upon receipt of the opinion of the Designated Firm that the Breaching Limited Partner has caused Polar Opco or the Partnership to be in violation of any Government Incentive Agreement that would give rise to an event of default under such Government Incentive Agreement, or (z) the Department alleges in writing that a Limited Partner’s continued ownership of interests in the Partnership would result in an event of default under the DFA and such condition is not remedied following the expiration of any applicable cure period, then the Partnership shall be permitted to repurchase the Partnership Interests of the Breaching Limited Partner or to allow any other Qualifying Limited Partner, at the time that such determination is made, to purchase their Proportionate Share of the Breaching Limited Partner’s Partnership Interests at a price determined in accordance with Section 15(f)(iv). If, subject to and following the occurrence of the notice and cure periods and repurchase process set forth in this Section 15(f)(iii), the General Partner determines, or the Department alleges in writing, that such Limited Partner’s continued ownership of any remaining Partnership Interests would cause a continuing breach by Polar Opco or the Partnership of any Government Incentive Agreement, then the Partnership will be permitted to cancel the Breaching Limited Partner’s Partnership Interests immediately (and before the fair market value of such Partnership Interests has been determined pursuant to Section 15(f)(iv)) and such Partnership Interests will no longer be outstanding. If the Partnership cancels the Breaching Limited Partner’s Partnership Interests, it shall deliver, at its sole option, (A) a cash payment in an amount determined by Section 15(f)(iv) and/or (B) a promissory note issued by the Partnership in favor of the Breaching Partner, with a term of not less than one (1) year from the date of issuance and having a principal amount equal to the amount determined by Section 15(f)(iv) less any cash payment already made in respect of the Breaching Limited Partner’s Partnership Interests (by the Partnership or any other Qualifying Limited Partner) accruing interest at a fixed rate per annum equal to Term SOFR (for six month borrowings in U.S. Dollars) as of the date of the promissory note plus 8% and otherwise having terms reasonably acceptable to the Breaching Limited Partner.
(iv)
For purposes of this Section 15(f), the fair market value of the applicable Partnership Interests shall be determined: (A) by mutual agreement of the Responding Limited Partner(s) (or, if applicable, the Partnership) and the Initiating Limited Partner or the Breaching Limited Partner, as applicable, acting in good faith, or if such Persons cannot agree within thirty (30) days of delivery of a notice of exercise of the Change of Control Call Right pursuant to Section 15(f)(i) or Breach Notice pursuant to Section 15(f)(iii), then (B) by an internationally recognized valuation firm who is approved in writing in good faith and in each such relevant party’s reasonable judgment for such purpose (the “Third Party Firm”). Such Third Party Firm shall furnish written notice of its determination of the fair market value of such Partnership Interests within thirty (30) days of its appointment to the Initiating Limited Partner and the Responding Limited Partner(s) or Breaching Limited Partner(s), as applicable, which determination shall be final and binding on the parties. For purposes of such valuation process, “fair market value” shall mean, with respect to such Partnership Interests, the amount distributable in respect of such Partnership Interests in connection with a hypothetical liquidation of the Partnership following a sale of the Partnership’s assets as a going concern (or, if greater, on a liquidation basis) by a willing seller to a willing buyer, in an arm’s length negotiated transaction without time constraints, each being apprised of all relevant facts and neither acting under compulsion, and without reflecting any illiquidity or minority discount. The costs and expenses of the Third Party Firm shall be shared in equal proportion by the Initiating Limited Partner and the Responding Limited Partners or Breaching Limited Partners, as applicable. In the event that the appraisal process contemplated by this Section 15(f)(iv) is not complete by the Call Closing contemplated by Section 15(f)(ii), such Call Closing shall be delayed, but only until such time as fair market value of the applicable Partnership Interests has been determined pursuant to this Section 15(f)(iv).
(g)
Other Transfer Restrictions. Notwithstanding anything to the contrary contained herein:

(i)
Any Limited Partner proposing to Transfer any Partnership Interests shall give notice to the General Partner of such Transfer at least five (5) business days prior to such Transfer.
(ii)
No Limited Partner may Transfer its Partnership Interests or any portion thereof unless such Partnership Interests or any portion thereof are first registered under the Securities Act and applicable state securities laws or an exemption from such registration is available (as determined by the General Partner in its reasonable discretion).
(iii)
All reasonable expenses, including attorneys’ fees, incurred by the Partnership in connection with the Transfer of Partnership Interests or any portion thereof shall be paid or reimbursed by the transferring Limited Partner upon demand by the General Partner; provided, that this clause (iii) shall not apply to any Tag-Eligible Sale or Drag-Along Transaction.
(iv)
No transferee shall become a Limited Partner unless such transferee becomes a Limited Partner in accordance with the provisions of Section 16, and any purported Transfer shall be void unless and until the Transferee becomes a Limited Partner.
(h)
Overriding Provisions.
(i)
The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.
(ii)
The Partnership shall promptly update its books and records to reflect any Permitted Transfers of Partnership Interests pursuant to this Section 15.
(i)
Involuntary Transfers. Any purported transfer of title or beneficial ownership of a Limited Partner’s Partnership Interests upon default, bankruptcy, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Limited Partner (each, an “Involuntary Transfer”) shall be void unless the Limited Partner complies with this Section 15(i) and enables the other Limited Partner to exercise in full their rights hereunder. Upon the Involuntary Transfer, the Partnership shall have the right to purchase such Partnership Interests pursuant to this Section 15(i) and the Person to whom such Partnership Interests have been Transferred (the “Involuntary Transferee”) shall have the obligation to sell such Partnership Interests in accordance with this Section 15(i). Upon the Involuntary Transfer, such Limited Partner shall promptly (but in no event later than two (2) days after such Involuntary Transfer) furnish written notice to the other Limited Partners indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee and giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the notice described in the preceding sentence, and for sixty (60) days thereafter, the other Limited Partners shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Partnership Interests acquired by the Involuntary Transferee for a purchase price equal to the lesser of (A) the Fair Market Value of such Partnership Interest and (B) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the carrying value of such Partnership Interests over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.
(j)
Notwithstanding anything in this Section 15, Transfers (including Permitted Transfers) that the General Partner determines would cause Polar OpCo or the Partnership to violate the Government Incentive Agreements shall not be permitted and any purported Transfer shall be void unless and until the Transfer is no longer in violation of the Government Incentive Agreements.

16.
Admission of New Limited Partners; Additional Issuances. After the date hereof, and subject to the terms and conditions of this Agreement (including Section 5(d) and Section 25(i)), additional Persons may be admitted to the Partnership as Limited Partners (including by virtue of a Transfer of Partnership Interests) and new Partnership Interests of any type, or any other debt or equity securities of the Partnership, including securities convertible into or exchangeable for equity securities of the Partnership, any equity or profit participation rights, or any rights, options or warrants to purchase any of the foregoing of the Partnership, may be created and issued to Limited Partners or non‑Limited Partners, as determined by the General Partner on such terms and conditions as the General Partner may determine in its sole discretion, including the creation of different classes or groups of Limited Partners having different rights, powers and duties (but subject in all instances to Section 5(d) and Section 25(i)). Any admission of a new Limited Partner (by virtue of an issuance or a Transfer of Partnership Interests) shall be effective only after the new Limited Partner has executed and delivered to the Partnership a document including the new Limited Partner’s agreement to be bound in all respects by this Agreement. Following any issuance or Transfer approved in accordance with the terms hereof, the General Partner shall have the authority to amend Schedule 1 of this Agreement to reflect the updated register of Partnership Interests.
17.
No Resignation. No Limited Partner may resign from the Partnership without the prior written consent of the General Partner. In the event of an approved resignation of a Limited Partner, such Limited Partner shall be entitled to receive only those distributions to which such Limited Partner is entitled under this Agreement that have been declared but are unpaid at the time of such Limited Partner’s resignation. Upon the resignation of any Limited Partner (whether under this Section 17 or otherwise), the Unit Percentages of all remaining Limited Partners shall automatically be adjusted.
18.
Certain Occurrences Respecting Limited Partners.
(a)
Generally. Unless otherwise provided hereunder, the (i) death, legal incompetency, dissolution, liquidation or termination, as the case may be, of a Limited Partner, or (ii) Transfer or attempted Transfer of a Limited Partner’s Partnership Interest in violation of this Agreement (each such event, a “Termination Event” and to each such member to which such Termination Event has occurred, a “Terminating Limited Partner”) shall not cause a dissolution of the Partnership.
(b)
Succession. Upon the occurrence of a Termination Event the rights of the Terminating Limited Partner to share in any gain or loss of the Partnership, to receive distributions of Partnership funds and to assign its Partnership Interest in the Partnership shall, on the happening of the Termination Event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement. However, in no event shall such successor assignee become a Limited Partner without the consent(s) and the execution of the agreements required under Section 16 hereof.
19.
Restrictive Covenants.
(a)
For so long as the Sanken Partner owns any Partnership Interests, and for a period of one (1) year thereafter, the Sanken Partner agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, (i) solicit (or permit to be directly or indirectly solicited) or employ or otherwise seek to employ any employee of the Partnership or any of its subsidiaries; provided, however, that nothing herein shall restrict or prohibit the employment of any such person (A) resulting from generalized searches for employees through use of bona fide public advertisements in the media or any recruitment efforts conducted by any recruitment agency, in each case that are not targeted at the employees of the Partnership or any of its subsidiaries, or (B) who is no longer employed by the Partnership or any of its subsidiaries for at least six months prior to such hiring so long as the Sanken Partner or its Affiliates did not directly or indirectly encourage such Person to terminate his or her employment with the Partnership or its subsidiaries, or (ii) solicit or encourage any customers, suppliers, partners or distributors of, or other Persons having a business relationship with the Partnership or any of its subsidiaries to cease doing business with, alter the terms of its business with, or otherwise alter its relationship with the Partnership or any of its subsidiaries, as applicable.
(b)
The Sanken Partner agrees that the covenants and restrictions in this Section 19 (i) are reasonable in scope and time, (ii) are reasonable restrictions to protect the legitimate business interests and goodwill of the Partnership and its subsidiaries, and (iii) are ancillary to or a part of an otherwise enforceable contract that is supported by adequate consideration. In the event any provision of this Section 19 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.
20.
Dissolution; Liquidation. The Partnership will dissolve and its business and affairs will be wound up upon the written consent of the Limited Partners or the entry of a decree of judicial dissolution under the Act. Upon the dissolution of the Partnership, the affairs of the Partnership will be liquidated forthwith. In the dissolution of the Partnership: first, the assets of the Partnership will be used to pay or provide for the payment of all of the debts of the Partnership (including debts owed to Limited Partners), and second, the balance of the assets shall be distributed to the Limited Partners in accordance with Section 8(a) (taking into account the last sentence of Section 8(c)).
21.
Waiver of Right of Partition and Appraisal Rights. Each of the Limited Partners does hereby agree to and does hereby waive any right it may have (whether as a Limited Partner, a dissociated member, or otherwise) to cause the Partnership’s property to be partitioned or divided among the Limited Partners or to file a complaint or institute any proceeding at law or in equity to cause the Partnership’s property to be partitioned or otherwise divided among the Limited Partners. No Limited Partner shall have any appraisal rights under the Act.
22.
Information Rights.
(a)
The Partnership will furnish to the PS Investor Partner, the Sanken Partner and the Allegro Partner for as long as such Limited Partner shall own Common Units and any other Limited Partner owning at least 5% of the outstanding Common Units on a combined basis the following information:
(i)
As soon as available, but no later than ninety (90) days following completion of each fiscal year, the audited consolidated balance sheet of the Partnership and its subsidiaries as at the end of each such fiscal year and the audited consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Partnership and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Partnership and its subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.
(ii)
As soon as available, but no later than forty five (45) days following completion of each fiscal quarter (other than the fourth fiscal quarter), the consolidated balance sheet of the Partnership and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Partnership and its subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail and all prepared in accordance with GAAP consistently applied.
(iii)
Notwithstanding anything to the contrary in this Agreement, the Partnership and the General Partner shall be entitled to implement restrictions on any Restricted Information or approvals required with respect to any Limited Partner or its Affiliates, directors, officers, employees, managers, members, partners or agents as determined to be reasonably necessary for any governmental contracts or projects with national security components.
(b)
Tax Returns. The Partnership shall cause to be prepared and filed all tax returns required to be filed by the Partnership. The Partnership shall use its reasonable efforts to deliver or cause to be delivered to the Partners on a timely basis a Schedule K-1 and any other information necessary for the preparation of the Partners’ tax returns, including information reasonably requested by the Partners relating to the Partnership or to Polar OpCo. The “Partnership Representative” of the Partnership shall be the General Partner (or a Person designated by the General Partner) from time to time. The Partnership Representative shall have all of the rights and powers of a “partnership representative” as defined under Section 6223 of the Code, including to designate a “designated individual” in accordance with applicable Regulations. In addition, the Partnership Representative has the right, in its reasonable discretion but subject to the other provisions of this Agreement and subject at all times to the direction and approval of the General Partner, to (a) determine (i) the manner in which tax returns, documents or statements are prepared and filed including, without limitation, the manner in which any item of gain, loss, deduction or credit shall be reported, (ii) whether any extensions for the filing of any returns may be requested, and (iii) the tax elections that are to be made by the Partnership or any subsidiary, (b) contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit, (c) file, prosecute, compromise or settle any claim for refund, and (d) determine whether any refunds to which the Partnership or any subsidiary may be entitled are paid by way of refund or credited against the tax liability of the Partnership or such subsidiary. The Partnership Representative shall, and shall have the authority to take all actions necessary or desirable in its discretion to accomplish the matters set forth in this paragraph, including engaging, on behalf of the Partnership and at the Partnership’s reasonable expense, such advisors as it shall reasonably deem appropriate. Unless otherwise provided herein, all matters concerning elections by the Partnership with respect to federal, state and local tax matters shall be determined by the Partnership Representative; provided, however, that if requested by the General Partner or by any Limited Partner holding Common Units, the Partnership shall make an election pursuant to Section 754 of the Code (if such election is not already in effect for the Partnership).
(c)
Imputed Underpayment Amounts. Notwithstanding the foregoing, if requested by the Partnership, each Partner shall indemnify the Partnership for any “imputed underpayment” within the meaning of Section 6225 of the Code (or a similar amount under any similar or analogous provision of state, local or other tax law) paid (or payable) by the Partnership with respect to such Partner as a result of an adjustment with respect to any partnership item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). The General Partner shall determine the portion of an Imputed Underpayment Amount attributable to each Partner or former Partner in the General Partner’s sole discretion. The portion of the Imputed Underpayment Amount that the General Partner attributes to a former Partner of the Partnership shall be an obligation of such former Partner and any third-party transferee or assignee of such former Partner. Each Partner shall take any and all actions reasonably requested by the Partnership or the General Partner to provide information and documentation, amend tax returns or otherwise cooperate in connection with any imputed underpayment (or similar amount) and any elections, filings or other undertakings in connection therewith. Notwithstanding anything to the contrary in this Agreement, the obligations of a Partner under this Section 22(c) shall survive such Partner’s withdrawal from the Partnership or the Transfer of such Partner’s Units.
(d)
No ECI, CAI or UBTI. The Partnership shall use reasonable best efforts to avoid realizing any income that would be treated as “effectively connected” income, “commercial activity income” or “unrelated business taxable income” for U.S. federal income tax purposes. Any action that would result in the Partnership (or its Partners, by reason of their interests in the Partnership) realizing such income shall be void ab initio, unless otherwise waived by the PS Investor Partner and the Sanken Partner. The Partnership shall not engage in any activities other than holding (directly or indirectly via one or more holding companies treated as flow-through entities for U.S. federal income tax purposes) the equity interests of one or more entities treated as corporations for U.S. federal income tax purposes.
23.
Ratification. All acts, filings and other steps taken by any authorized Person on behalf of the Partnership in connection with the formation of the Partnership, including without limitation the execution and filing of the Certificate and the execution and filing of a Form SS‑4 Application for Employer Identification Number, with the Internal Revenue Service by any such Person, are hereby ratified, confirmed and approved in all respects.
24.
Upside Sharing Payments. Upon the occurrence of an Upside Sharing Trigger Event (as defined in the DFA), the Partnership (either directly or through Polar Opco) shall be required to pay the Upside Sharing Amount (as defined in the DFA); provided, that if the Partnership (or Polar OpCo) fails to pay the Upside Sharing Amount when due then the Partnership shall be permitted to withhold a pro rata portion (which shall be based upon the percentage of the fully-diluted ownership of the Partnership immediately prior the occurrence of the Upside Sharing Trigger Event) of the amount of the Upside Sharing Amount due to the Department (“Limited Partner Upside Sharing Portion”) from any distributions or proceeds that are otherwise due and payable to a Limited Partner hereunder in such Upside Sharing Trigger Event, only for the purposes of paying such Upside Sharing Amount. If any Limited Partner Upside Sharing Portion is not used to the pay the Upside Sharing Amount due and payable to the Department at the time such amounts are due and payable, the Partnership shall distribute the Limited Partner Upside Sharing Portion to the applicable Limited Partner.
25.
Miscellaneous and Administrative Provisions.
(a)
Certain Definitions. For purposes of this Agreement, each of the following terms shall have the meaning ascribed to them by this Section 25(a):

“Adjusted Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

1.
The initial Adjusted Asset Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset at the time of contribution.
2.
If the General Partner determines that an adjustment to the Adjusted Asset Value of assets in the Partnership is necessary or appropriate to reflect the proper Fair Market Value of the assets and the economic interests of its Partners, in accordance with applicable Regulations, the Adjusted Asset Value of each asset shall be adjusted to equal its Fair Market Value and the resulting unrecognized profit or loss allocated to the Capital Accounts of the Partners pursuant to Section 7.

3.
The Adjusted Asset Value of any asset distributed by the Partnership to a Partner shall be adjusted to reflect its Fair Market Value.

“Adjusted Capital Account” means the balance, if any, in a Partner’s Capital Account as of the end of any relevant fiscal year or other period, after giving effect to the following adjustments:

1.
add to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore to such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and
2.
subtract from such Capital Account such Partner’s share of the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in a Partner’s Adjusted Capital Account. This definition is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“AEA” means the Atomic Energy Act of 1954, as amended.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first specified Person.

“Affiliate Contracts” means, other than this Agreement, the agreements and other obligations between the Partnership or any of its subsidiaries, on the one hand, and the Sanken Partner or any of its Affiliates, on the other hand, including the: (i) Sanken Wafer Supply Agreement, dated as of the date hereof, (ii) Capacity Commitment Agreement, dated as of the date hereof (iii) Adjusted Price and Capital Support Payment Agreement, dated as of the date hereof, (iv) Subscription Agreement, (v) Recapitalization Agreement, and (vi) Contribution and Reorganization Agreement, dated as of the date hereof, in each case of clauses (i)-(vi), as amended, restated, supplemented or replaced following the date hereof in accordance with its terms.

“Affiliated Institution” means with respect to any Indemnified Person, any investment fund, institutional investor or other financial intermediary with which such Indemnified Person is an Affiliate or of which such Indemnified Person is a member, partner or employee.

“Capital Account” means separate “book” accounts that the Partnership shall establish and maintain for each of its Limited Partners in accordance with Section 704(b) of the Code and the applicable Regulations thereunder. In the event that a Unit is Transferred in accordance with the terms of this Agreement, the Capital Account of the Transferor at the time of the Transfer that is attributable to the Transferred Unit shall become the Capital Account of the Transferee.

“Capital Contribution” means the amount of money and the Fair Market Value of any property (other than money) contributed by a Partner to the Partnership (less the amount of indebtedness, if any, assumed by the Partnership or to which such property is subject), as of the date of such contribution.

“Change of Control” means, with respect to any Person, a transaction or series of transactions involving the direct or indirect sale, transfer or other disposition, of (i) equity securities of such Person representing more than 50% of (A) the voting power of all outstanding voting equity securities of such Person or (B) the outstanding equity securities of such Person (in each case, whether by way of merger, equity sale or otherwise), or (ii) all or substantially all of the assets of such Person and its subsidiaries, taken as a whole, in each case of clauses (i) and (ii), to one or more Persons or group other than the current holders thereof; provided, that, for so long as Paul C. Schorr or Prysm Capital LLC or any of its Affiliates is a member or manager of the Board of Managers of the general partner of PS Investor, any direct or indirect sale, transfer or other disposition of the equity securities or assets in PS Investor, to (A) Paul C. Schorr, any Person directly or indirectly controlled by Paul C. Schorr (including any Person for whom Chip Schorr serves as managing partner or similar) or any Person directly or indirectly controlled or managed by the foregoing or (B) Prysm Capital LLC and its Affiliates, shall not constitute a Change of Control.

“Code” means the United States Internal Revenue Code of 1986.

“Export Controlled Information” means information that has been determined, pursuant to Executive Order 13526, or any predecessor or successor order, and the AEA to require protection against unauthorized disclosure in the interest of national security and which has been so designated. The term includes (i) information that has been determined pursuant to Executive Order 13526 or predecessor order to require protection against unauthorized disclosure and marked to indicate its classified status, (ii) all data concerning (x) design, manufacture, or utilization of atomic weapons; (y) the production of special nuclear material; or (z) the use of special nuclear material in the production of energy, but does not include data declassified or removed from the Restricted Data category pursuant to section 142 of the AEA, (iii) classified information removed from the Restricted Data category upon a joint determination by the U.S. Department of Energy and the U.S. Department of Defense that such information relates primarily to the military utilization of atomic weapons and that such information can be adequately safeguarded as classified defense information and (iv) and other information that is the subject of U.S. export control laws and regulations.

“Fair Market Value” means (except as otherwise set forth in Section 15(f)), of any asset as of any date, the purchase price which a willing buyer, under no compulsion to buy and having all relevant knowledge, would pay a willing seller under no compulsion to sell for such asset in an arm’s-length transaction, as determined in good faith by, as applicable, the General Partner, based on such factors as the General Partner, in the exercise of its reasonable business judgment, considers relevant.

“Family Group” means, with respect to any natural Person, such Person’s spouse, siblings, and their respective ancestors and descendants (whether natural or adopted) and any trust or other entity (including a corporation, partnership or limited liability company) formed solely for the benefit of such Person or such Person’s spouse, siblings, and their respective ancestors or descendants (whether natural or adopted).

“GP LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of the date hereof.

“Limited Partner” means each Person listed on the Schedule 1 attached hereto, and any Person admitted to the Partnership as a Limited Partner (including any Management Holder), but only for so long as such Person is shown on the Partnership’s books and records as the owner of one or more Partnership Interests.

“Management Holder” means any holder of Incentive Units.

“Net Income” or “Net Loss” means, for each fiscal year or portion thereof, an amount equal to the Partnership’s net taxable income or loss for such year or portion thereof determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership, (b) by treating as deductible, any non-deductible expenditure or loss of the Partnership, (c) gain or loss recognized from any disposition of an asset and depreciation of an asset shall be computed by reference to the asset’s Adjusted Asset Value, (d) the difference between the gross Fair Market Value of all assets of the Partnership and their respective Adjusted Asset Values shall be added to Net Income or Net Loss in the circumstances described in the definition of “Adjusted Asset Value”, and (e) items which are specially allocated pursuant to Sections 7(b) and 7(c) shall not be taken into account in computing Net Income or Net Loss.

“Nonrecourse Deductions” means, for any fiscal year or portion thereof and for the Partnership, the net increase in the amount of Partnership Minimum Gain during such period, less (but not below zero) the aggregate amount of any distributions (whether actual or deemed) during such period of proceeds of Nonrecourse Liabilities (other than Partner Nonrecourse Deductions) that are allowable as an increase in Partnership Minimum Gain, determined in accordance with Sections 1.704-2(b)(1) and (c) of the Regulations.

“Nonrecourse Liabilities” shall have the meaning ascribed to it in Section 1.704-2(b)(3) and Section 1.752-1(a)(2) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to “partner nonrecourse debt minimum gain” in Section 1.704-2(i)(2) of the Regulations.

“Partner Nonrecourse Deductions” shall have the meaning ascribed to “partner nonrecourse deductions” in Section 1.704-2(i) of the Regulations.

“Partners” means each of the Limited Partners and the General Partner.

“Partnership Minimum Gain” shall have the meaning ascribed to “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

“Prohibited Purchaser” means any of (i) Infineon Technologies AG, (ii) ON Semiconductor Corp, (iii) STMicroelectronics N.V., (iv) Mitsubishi Electric Corporation (v) Rohm Partnership Limited and (vi) any of their respective Affiliates.

“Public Offering” means any offering by the Partnership of its Equity Securities (or successor securities) to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

“Regulations” means the U.S. Treasury Regulations, or other regulations promulgated under the Code.

“Relative Price” means the implied value of a particular Partnership Interest held by a Tagging Limited Partner or Dragged Limited Partner, as applicable, that such Limited Partner desires to include in a Tag-Eligible Sale or Drag-Along Transaction, as applicable, as derived from the offer price for the Partnership Interests to be sold, based upon the relative distributions that would be made to those different Partnership Interests pursuant to Section 7 based upon such offered price, assuming a complete liquidation of the Partnership. To the extent there is any disagreement among Limited Partners relating to the Relative Price, the Relative Price shall be determined in good faith by the General Partner, which such determination by the General Partner shall be final, binding and conclusive for the purposes of this Agreement absent manifest error or bad faith.

“Restricted Information” means any information that the General Partner reasonably determines in good faith should be restricted from dissemination to a Limited Partner in connection with (i) any agreements with the Defense Counterintelligence and Security Agency, (ii) government contracts, (iii) projects with national security components, (iv) access to “classified information” (as defined in the National Industrial Security Program Operating Manual), (v) any information restricted by a Government Security Committee of the Board of the General Partner or (vi) Export Controlled Information, in each case unless permitted by the National Industrial Security Program Operating Manual and applicable laws and regulations.

“Sale of the Partnership” means a transaction or series of transactions involving the direct or indirect sale, transfer or other disposition to an unaffiliated third party Transferee or group of unaffiliated third party Transferees, including through a purchase of a parent of the Partnership and a transaction with a publicly listed special purpose acquisition company (a so called “de-SPAC” transaction), pursuant to which such party or parties acquire(s) of (a) more than 50% of the outstanding Equity Securities of the Partnership (whether by way of merger, equity sale or otherwise) or (b) all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole; provided, however, that a Public Offering shall not constitute a Sale of the Partnership.

“Securities Act” means the Securities Act of 1933.

“Service Provider” means any present and future employee, officer, director, manager, consultant, advisor or other service provider of the Partnership or any of its subsidiaries.

“Tax Rate” means, with respect to each calendar year, the highest marginal combined effective federal, state, and local income tax rate for such calendar year applicable to an individual resident in, or a U.S. corporation doing business in (whichever is higher), New York, New York, and taking into account the deductibility of state or local income taxes for federal or state income tax purposes.

(b)
Confidentiality; Public Announcements. Each Limited Partner agrees, and agrees to cause its Affiliates, to at all times hold in confidence and keep secret and inviolate all of the Partnership’s confidential information, including, without limitation, the terms and conditions of this Agreement and all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Partnership which the Limited Partner or any such Affiliates may or hereafter come to know; provided, however, that, except as otherwise provided herein, the Limited Partner may disclose any such information (i) to its Affiliates, directors, officers, employees, representatives and agents, including accountants, legal counsel and other advisors who have a need to know such information (provided, that any such disclosure is generally consistent with the scope and nature of disclosure made by such Limited Partner to such Persons), (ii) that otherwise is or has become generally available to the public (without breach of this Section 25(b)), (iii) as to which the Limited Partner has obtained knowledge from sources other than the Partnership or the directors or the officers of the Partnership (provided, that such source is not known by such Limited Partner to be bound by a confidentiality agreement with the Partnership), (iv) that it is required to disclose by law or subpoena or judicial process or as is required to enforce its rights hereunder or that is required to be disclosed under the rules of any stock exchange to which any Limited Partner or an Affiliate is subject, in which case, the disclosing Limited Partner shall, if possible, provide the Partnership with prompt advance notice of such disclosure so that the Partnership shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any such disclosure required by the Securities and Exchange Commission (or similar governmental entity or regulatory authority) or the rules of any stock exchange to which a Limited Partner or any Affiliate of a Limited Partner is subject, the disclosing Limited Partner shall use reasonable efforts to obtain confidential treatment for such disclosure (to the extent reasonably available); provided, however, that with respect to standard examinations by or standard filings with any regulatory or governmental entity or regulatory authority, notice shall not be required, or (v) to a potential Transferee, provided that prior to such disclosure such potential Transferee shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Partnership except in the event of a potential Transferee in connection with a sale pursuant to a registration statement under the Securities Act or a broad distribution sale. Notwithstanding anything in this Agreement to the contrary, a Limited Partner or any Affiliate of such Limited Partner shall be permitted to disclose confidential information to: (x) their respective current and potential partners, members and investors, and such partners’, members’ and investors’ advisors (including, for the avoidance of doubt, in connection with normal fund raising and/or fund reporting activities) and (y) the participants at such Limited Partner’s annual meeting (it being understood and agreed that in each such case, the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and such Limited Partner acknowledges and agrees that it shall remain responsible for any breach of this Section 25(b) by such Person). Each Limited Partner agrees that such confidential information shall be used only in connection with the business of the Partnership, and the Limited Partner’s investment therein, and not for any other purpose. Notwithstanding anything in this Section 25(b) to the contrary, each Limited Partner may disclose and use all or any portion of such confidential information that consists of the terms and conditions of this Agreement to the extent necessary to exercise or enforce such Limited Partner’s rights under this Agreement.
(c)
Severability. Each of the provisions of this Agreement is to be read and interpreted separately. A question regarding the legality or constitutionality of any one paragraph or part thereof shall not affect any other paragraph or part thereof, and, if determined illegal or unconstitutional, the specific paragraph or part thereof shall be severed from this Agreement and the balance of the Agreement shall remain in full force and effect.
(d)
Title to Partnership Assets. The Partnership’s assets (real or personal, tangible or intangible, including equity interests) shall be deemed to be owned by the Partnership as an entity, and no Limited Partner, individually or collectively, shall have any ownership interest in such the Partnership’s assets or any portion thereof. Legal title to any or all of the Partnership’s assets may be held in the name of the Partnership or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any of the Partnership’s assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All of the Partnership’s assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such assets is held. Each Limited Partner hereby expressly waives the right to require the partition of any Partnership property or any part thereof.
(e)
Governing Law; Dispute Resolution. The Partnership is established and shall be governed by the provisions of the Act; this Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction. Any party to this Agreement may seek remedies hereunder exclusively from the courts of the State of Delaware and of the United States sitting in New Castle County, Delaware, and each party hereto agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in such court. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of and venue in (and agrees not to object to the venue or claim inconvenient forum) such courts, and agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth in Section 25(f) hereof shall be effective service of process for any action, suit or proceeding brought against it in any such court. EACH PARTY TO THIS AGREEMENT IRREVOCABLE WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION.
(f)
Notices. All notices to be delivered pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) ten (10) days after posting in the United States mail having been sent registered or certified mail return receipt requested, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when delivered by electronic mail communication; provided, that the sender receives no evidence reasonably indicating delivery was unsuccessful; provided, further, that if such notice is sent after 5:00 p.m. local time at the location of the recipient, or is sent on a day other than a business day, such notice or communication shall be deemed given as of 9:00 a.m. local time at such location on the next succeeding business day, in each case, addressed to the Limited Partners at the addresses listed on the books of the Partnership, or at such other address as may have otherwise been specified by written notice. Whenever any notice is required to be given under the provisions of the Act, the Certificate or this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
(g)
Headings; Gender; References. The headings used in this Agreement are used for convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement. Whenever the context of this Agreement so requires, words used in the masculine gender include the feminine and neuter; the singular includes the plural and the plural the singular. References to “Schedule” are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Schedule attached hereto and referred to herein is hereby incorporated herein by this reference. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a fiscal year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. All references to “laws” shall include applicable laws, rules, regulations ordinances, treaties, rulings and judgments, as amended, to the extent applicable (including any successors thereto), and the applicable rules and regulations thereunder. All references to “arm’s-length basis” will be deemed to have been satisfied if either (i) the actions of the Company in entering into the applicable transaction approved by a committee of the Board where none of the members who voted on such matter were affiliated with the counterparty to the transaction (it being understood that de minimis equity holdings in a counterparty will not be deemed to constitute an affiliation with a counterparty) or (ii) at the time the applicable transaction, contract or agreement was committed, the terms taken-as-a-whole reflect what unaffiliated parties might reasonably agree upon through the product of negotiation and/or market standard terms (if applicable). The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
(h)
Parties Bound; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, legal representatives, heirs, permitted successors and permitted assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise herein expressly provided, their respective executors, administrators, legal representatives, successors and assigns. No Limited Partner may assign its rights hereunder except in connection with a Transfer explicitly permitted by this Agreement and consummated in accordance with the terms hereof. This Agreement, and the schedules, exhibits and appendices hereto, contain the entire understanding among the parties hereto relating to the subject matter hereof and supersede any other prior understandings or written or oral agreements with respect to the subject matter hereof.
(i)
Amendment. This Agreement may be amended, modified, or waived by action of the General Partner; provided, that if any such amendment, modification, or waiver would adversely affect (whether directly, or by omission of benefits, preferences or additional or enhanced rights or reduced obligations afforded to any Limited Partner (whether in such capacity hereunder or as a beneficiary of the GP LLC Agreement)) in any material respect any of the Sanken Partner or the Allegro Partner in a manner disproportionate to one or more of the other Limited Partners (whether in such capacity hereunder or as a beneficiary of the GP LLC Agreement) (taking into account the relative rights and obligations of such Limited Partners (whether in such capacity hereunder or as a beneficiary of the GP LLC Agreement) immediately prior to such amendment, modification or waiver), then such amendment, modification, or waiver shall also require the prior written consent of such Limited Partner(s) so disproportionately and adversely affected, which consent may not be unreasonably withheld, conditioned or delayed; provided, further, that if any such amendment, modification, or waiver would adversely affect the specific rights conferred on a particular Person (e.g., Sanken or Allegro) in any material respect, then such amendment, modification, or waiver shall also require the prior written consent of such Person(s) so adversely affected, which consent may not be unreasonably withheld, conditioned or delayed; provided, further, that any amendments effected in connection with the other provisions of this Agreement specifically and expressly permitting amendments for specific purposes (including the issuance of Units and other Equity Securities) shall not be deemed to affect any Limited Partner in a manner disproportionately and adversely to the other Limited Partners (taking into account the relative rights and obligations of the classes of Partnership Interests held by such Limited Partners immediately prior to such amendment, modification or waiver), and the General Partner may, following written notice to each of Sanken and Allegro, delete or add any provision of this Agreement required to be so deleted or added by applicable law or any governmental or regulatory agency. Notwithstanding the foregoing, nothing contained in this Section 25(i) shall prevent the issuance of Incentive Units pursuant to the terms hereof.
(j)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement, but no counterpart shall be binding unless an identical counterpart shall have been executed and delivered by each of the other parties hereto.
(k)
Further Assurances. The parties agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the business of the Partnership.
(l)
Power of Attorney. Each Limited Partner (other than the PS Investor Partner, the Sanken Partner and the Allegro Partner) hereby irrevocably appoints the General Partner (or any designee thereof) such Limited Partner’s duly appointed proxy and attorney in fact (with full power of substitution and re-substitution) to take any action, including the execution and delivery of any agreement, documentation or other instruments, that any such Limited Partner shall be required to have taken hereunder but shall have failed to have taken after a written request made with respect thereto by the Partnership. The foregoing proxy and appointment of attorney in fact is coupled with an interest and shall be irrevocable, and each such Limited Partner will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and appointment and hereby revokes any proxy or similar appointment previously granted by such Limited Partner with respect to any Partnership Interests other than any proxy granted pursuant to this Agreement.
(m)
Specific Performance. The Limited Partners agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity, and shall not be required to post a bond or other collateral in connection therewith.

Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLEGRO MICROSYSTEMS, INC.

By: /s/ Vineet Nargolwala

Name: Vineet Nargolwala

Title: President & Chief Executive Officer

SANKEN ELECTRIC CO., LTD.

By: /s/ Katsumi Kawashima

Name: Katsumi Kawashima

Title: Senior Vice President

PS INVESTMENT AGGREGATOR, LP

By: PS INVESTMENT AGGREGATOR GP, LLC, its general partner

By: /s/ Paul C. Schorr, IV

Name: Paul C. Schorr, IV

Title: Manager

By: /s/ Jay Park

Name: Jay Park

Title: Manager

POLAR SEMICONDUCTOR, LP

By: /s/ Paul C. Schorr, IV

Name: Paul C. Schorr, IV

Title: Manager

By: /s/ Jay Park

Name: Jay Park

Title: Manager

[Signature Page to Amended and Restated Limited Partnership Agreement of Polar Semiconductor, LP]

POLAR SEMICONDUCTOR GP I, LLC

By: /s/ Paul C. Schorr, IV

Name: Paul C. Schorr, IV

Title: Manager

By: /s/ Jay Park

Name: Jay Park

Title: Manager

[Signature Page to Amended and Restated Limited Partnership Agreement of Polar Semiconductor, LP]

Schedule 1

Partners	Common Units	Incentive Units	Unit Percentages
General Partner
Polar Semiconductor GP I, LLC	-	-	0%
Limited Partners
Sanken Electric Co., Ltd.	30.74	-	30.74%
Allegro MicroSystems, Inc.	10.18	-	10.18%
PS Investment Aggregator, LP	59.07	-	59.07%
TOTAL	100.00	-	100%

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